UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2011

TOPSPIN MEDICAL, INC.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021-51091 (Commission File Number)	No. 51-0394637 (IRS Employer Identification No.)

16 Hatidhar St., P.O.Box 4131, Raanana, Israel 43652
(Address of principal executive offices including Zip Code)

972-9-7442440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

EXPLANATORY NOTE

This Form 8-K/A is being filed to amend and restate the Form 8-K that was filed by Top Spin Medical, Inc. on January 5, 2012 relating to events that occurred on December 29, 2011.

Item 1.01             Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 of this current report on Form 8-K is incorporated herein by reference.

Item 2.01             Completion of Acquisition or Disposition of Assets.

As described below, through a series of transactions, Topspin Medical, Inc. (the “Company”) became the indirect sole shareholder of in Metamorefix Ltd. (“Metamorefix”), a privately held company engaged in the examination, research and development of technologies that facilitate the healing, rejuvenation and repair of tissues − especially skin tissues – that have sustained damage from injuries, wounds or due to aging. Metamorefix has not recorded any revenues from operations since the time of its inception in January 2007. No equity securities of Metamorfix have been traded in any public trading market.

RECENT TRANSACTIONS

On June 15, 2011, the Company entered into an agreement with Israel Healthcare Ventures 2 LP Incorporated (“IHCV”), pursuant to which IHCV transferred all of its equity interest in Metamorefix, consisting of 1,400,000 ordinary shares, par value NIS 0.01 per share (of which 700,000 are "Protected Shares" as described below under the heading "Investments in Metamorfix's Capital and Transaction in Shares"), to the Company’s wholly owned subsidiary, Topspin Medical (Israel) Ltd. (the “IHCV Agreement”).  As a result of this transaction, the Company acquired 19.65% of the issued and outstanding shares of Metamorefix.

Concurrently with execution of the IHCV Agreement, IHCV entered into an agreement with the Company’s largest existing stockholder, Medgenesis Partners, Ltd., an Israeli company controlled by Dr. Ascher Shmulewitz, the Chairman of the Company’s board of directors (“Medgenesis”), under which Medgenesis transferred 1,095,295 shares of common stock of the Company, par value US $0.0001 per share (the “Common Stock”) to IHCV (together with the transaction pursuant to the IHCV Agreement, the “Medgenesis Transaction”).  The Medgenesis Transaction was consummated on June 30, 2011. Prior to entering into the foregoing agreements, Medgenesis and Dr. Shmulewitz held 50,000 shares and 1,350,000 shares of Metamorefix, respectively.

The company did not pay any consideration in connection with the Medgenesis Transaction.

One of the goals of the Company in consummating the MedgenesisTransaction was to increase the Company’s shareholders’ equity in order to enable it to resume trading, on an unrestricted basis, on the Tel Aviv Stock Exchange (the “TASE”); prior to the Medgenesis Transaction, the Common Stock was traded on a restricted list. This goal was achieved and trading in the Common Stock on the TASE on an unrestricted basis was resumed following the consummation of the Medgenesis Transaction.

On November 17, 2011, the Company, together with the Subsidiary and the other shareholders of Metamorefix, entered into an agreement (the “Equity Purchase Agreement”) for the purchase by the Subsidiary of 5,725,000 ordinary shares of Metamorefix, constituting 80.35% of the issued and outstanding shares of Metamorefix, in exchange for (i) the issuance of an aggregate of 8,009,009 shares of Common Stock to the shareholders of Metamorefix (other than the Subsidiary); (ii) the cancellation of all outstanding options to purchase shares of Metamorefix, and (iii) the grant of options to purchase 363,728 shares of Common Stock to the former option holders of Metamorefix (collectively, the “TopSpin Equity Consideration”). The TopSpin Equity Consideration constitutes 40.49% of the Company`s share capital on a fully diluted basis.  The Equity Purchase Agreement, and the transactions contemplated thereby (collectively, the “Metamorefix Transaction”), were consummated on December 29, 2011, whereupon the Company, through its Subsidiary, became the sole shareholder of Metamorefix.

In connection with the Medgenesis Transaction, and for the purpose of protecting IHCV’s rights upon the occurrence of certain events, Medgenesis and IHCV agreed to the following provisions (without the Company being a party to such arrangements):

a.           Medgenesis’s and IHCV’s intention was that the shares of the Company transferred to IHCV in the framework of the Medgenesis Transaction would constitute 10% of the undiluted share capital of the Company after the reinstatement of trading of the Common Stock on the TASE. Accordingly, it was agreed that in the event that additional actions are taken in order to reinstate trading of the Common Stock which actions result in IHCV’s holdings in the Company falling below 10%, Medgenesis would transfer such additional shares of Common Stock to IHCV, for no consideration, as required in order to bring IHCV’s holdings in the Company back to 10% on an undiluted basis.

b.           In the event that prior to a new public offering of the Common Stock, the other shareholders of Metamorefix enter into an agreement with Medgenesis in connection with sale or transfer of such shareholders’ shares at a higher price than IHCV received in exchange for its shares of Metamorefix, IHCV shall be paid such difference.

c.           If, during the 12 month period after the consummation of the Medgenesis Transaction, Metamorefix or its shareholders effect a purchase or merger, Metamorefix ceases to operate as an independent entity, or 100% of Metamorefix’s shares are transferred to third parties, IHCV shall have the right to unwind the Medgenesis Transaction. In the event that IHCV elects to receive shares of Metamorefix in accordance with the foregoing, the parties shall cooperate, to the extent commercially reasonable, to transfer Medgenesis’s right to designate a member of the Metamorefix board of director from Medgenesis to IHCV.

Upon the consummation of the Metamorefix Transaction, the Company consummated three related transactions with shareholders of the Company, former shareholders of Metamorefix and third parties, as follows:

•
Conversion of Metamorefix Loans: Former shareholders of Metamorefix furnished Metamorefix with loans in May and August 2011 in the aggregate sum of US$ 225,000, bearing interest at an annual rate of 2%.  These loans, valued at $225,800, were converted into 859,889 shares of Common Stock in accordance with a pre-money valuation of the Company of NIS 20,000,000.

•
Conversion of Topspin Loan: On August 15, 2011, the Company accepted a NIS 1,000,000 credit line from Mr. Ascher Shmulewitz, in the form of a loan bearing no interest and linked to the July 2011 price consumer index. On November 29, 2011, the Company approved the conversion of a portion of said loan equal to NIS 531,000 into Common Stock. Upon the consummation of the Metamorefix Transaction, a sum of NIS 331,000 was converted to 342,591 shares of Common Stock of the Company, based on the same valuation of the Company described above. Mr. Shmulewitz retains the right to convert the remaining NIS 200,000 in principal into Common Stock on the same terms.

•
Convertible Metamorefix Loans: The Company executed convertible loan agreements with third parties and shareholders of Metamorefix, including Mr. Mr. Moshe Mizrahi, a director of the Company, and Mr. Amir Valdman, an interested shareholder (together, the “Lenders”) pursuant to which the Lenders agreed to grant Topspin convertible loans in the aggregate principal amount of NIS 2.68 million (approximately $722,000). Of these convertible loans, loans in the principal amount of NIS 1.45 million (approximately $398,000) were converted into 1,499,036 ordinary shares of the Company upon the consummation of the Medgenesis Transaction, while the balance of the loans with an aggregate principal amount of NIS 1.23 million (approximately $324,000) have not been converted as of the date of this filing.

DESCRIPTION OF THE COMPANY

The Company and its Subsidiary (collectively, the “Group”) were engaged in the research and development of medical MRI technology. In October 2008, the Group suspended its activities as described below. The Company was incorporated in Delaware and commenced its operations in September 1999. On September 1, 2005, the Company consummated an initial public offering in Israel and its stock s became publicly traded on the TASE. Between 2007 and 2011, the Company raised a total amount of $2.125 million through private placements. On January 24, 2010, the Company decided to discontinue the development of its intellectual property (including its registered patents and patent applications) due to the assessment of its management in December 2009, that the Company would not be able to finalize the development of its intellectual property nor would it be able to sell products developed based on such intellectual property. Since the suspension of the Company’s operational activity in October 2008 until the consummation of the Medgenesis Transaction, the Company had no operations, limited assets and liabilities and was deemed to be a “shell company” under applicable rules of the U.S. Securities and Exchange Commission (“SEC”).

Metamorefix was incorporated on January 31, 2007, as an Israeli private limited liability company. It is engaged in the examination, research and development of technologies that facilitate the healing, rejuvenation and repair of tissues − especially skin tissues – that have sustained damage from injuries, wounds or due to aging. The technologies developed by Metamorefix are based on an integration of developed products into the body’s natural and spontaneous healing processes. The first technology developed by Metamorefix was based on a combination of hyaluronic acid and fibrin. Hyaluronic acid is a polymer that is normally found in various human tissues (such as skin and cartilage). It is known as a substance that promotes healing processes, although the mechanism of this promotion is yet to be defined and completely understood. Fibrin is a protein that is created naturally in the body after sustaining skin tissue damage (also known as “blood clotting”), Metamorefix developed unique and controlled processes that allow for the formation of fibrin based on a combination of thrombin and fibrinogen, as a stable, functional powder, which serves as an optimal environment for cell growth (the “Technology” or “Metamorefix’s Technology”). As of the date of this Current Report (the “Report Date”), two fields have been chosen for the implementation of the Technology: aesthetics (the filling and treatment of wrinkles) and the healing of wounds.

Neither the Company nor Metamorefix have generated revenues as of their respective inceptions.  The table below sets forth the revenues and net losses of the Company and Metamorefix as of December 31, 2010 and September 30, 2011.

	Metamorefix		TopSpin Medical, Inc.
	September 30, 2011	December 31, 2010	September 30, 2011	December 31, 2010
Revenues	0	0	0	0
Net Loss	1,346	4,703	2,224	2,315

The Company has received a going concern opinion from its independent auditors as of December 31, 2010.

TopSpin’s History

In October 2008, we paid NIS 12,513,000 (approximately $3,291,163) as part of a settlement with holders of our Series A Debentures. In addition, grants that we anticipated receiving for the years 2007 and 2008 from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor (OCS), an Israeli governmental agency, were not paid. As a result of the combination of the substantial outlay of cash in connection with the settlement and the lack of expected cash inflow from the OCS grants, on October 27, 2008, we decided to terminate the employment of all of TopSpin Israel’s employees (excluding the finance department and certain other employees protected under applicable law) and suspend our operational activities.

In February 2009, we raised an aggregate of NIS 900,000 (approximately $238,410) through the issuance of shares of our Common Stock to support efforts to continue our activities.

On January 27, 2010, the Company entered into an investment agreement with Medgenesis. Under the terms of this agreement, the Company agreed to issue to Medgenesis (i) 423,346 shares of common stock of the Company and warrants to purchase an aggregate of 362,000 shares of common stock of the Company, all in exchange for payment by Medgenesis of $211,673 and the cancellation of a certain warrant issued by the Company to Mr. Shmulewitz (the controlling stockholder of Medgenesis) and dated February 2, 2009.

On February 1, 2010, Medgenesis paid $53,804 to the Company pursuant to the investment agreement described above. The investment agreement was not consummated because the Company failed to fulfill a precondition to the Closing. The Initial Payment was converted into the Medgenesis Loan (as defined below).  In addition, the Company, Medgenesis and the Stockholder entered into a memorandum of understanding pursuant to which Medgenesis and the Stockholder will assist the Company to acquire interests in commercial and/or industrial biotech companies and/or assets. We are currently pursuing acquisition options.

On April 29, 2010, we entered into a loan agreement (the “Loan Agreement”) with Medgenesis, pursuant to which Medgenesis agreed to loan the Company a total of $353,804 (the “Medgenesis Loan”), consisting of: (i) $53,804 already paid to the Company on February 1, 2010, pursuant to the Investment Agreement and (ii) an additional $300,000 to be placed in an escrow account and to be disbursed pursuant to an Escrow Instruction Letter (the “Letter”), dated April 29, 2010, between the Company, Medgenesis and the escrow agent. The Loan Agreement and the Letter provide that the Company may use the Medgenesis Loan for payment of legal fees, including fees associated with retaining its current counsel for bankruptcy counseling advice, and for the payment of all other outstanding obligations as may be required by the Plan (as defined below). The Loan Agreement also provides for the termination of the Investment Agreement and all obligations of the parties there-under.

Pursuant to the Loan Agreement, the Company filed a petition seeking relief under Chapter 11 of Title 11 of the United States Code, pursuant to which the Company applied to the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to authorize the approval of transactions and all other actions required according to a plan to be prepared by the Company and approved by Medgenesis in writing prior to any filing (the “Plan”).

On June 28, 2010 the Company received a letter from Medgenesis requesting full repayment of the loan because, at that time, the Company had not yet filed its Chapter 11 petition pursuant to the Loan Agreement. On June 29, 2010, Medgenesis withdrew the remaining amount from the escrow account. As of December 31, 2010, the outstanding loan balance, including unpaid interest at a rate of 4.0%, was $289,916.

On July 12, 2010, in accordance with the Loan Agreement, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the Bankruptcy Court (Case No. 10-12213 (CSS)). As part of the Plan that the Company submitted to the Bankruptcy Court, the Company requested that the Bankruptcy Court approve an increase in its registered capital, a reverse split of the Company’s reorganized Common Stock (as further detailed below) and the conversion of the outstanding amount of the Medgenesis Loan into Company’s shares of Common Stock (all under terms that have not yet been authorized by the Company’s shareholders).

On September 26, 2010, the Company and Medgenesis entered into another loan agreement under which Medgensis agreed to loan the Company up to $200,000. The loan agreement was contingent on the Bankruptcy Court’s approval of the Chapter 11 proceeding in Delaware (the “Second Loan”). As of December 30, 2010, the Company had borrowed approximately NIS 485,613 (approximately $136,831) under the Second Loan.

On October 22, 2010, the Bankruptcy Court entered the Order Granting Motion Of Debtor And Debtor-In-Possession For Authority To Incur Unsecured Debt Under Loan Agreement And For Approval Of Loan Agreement, pursuant to which the Bankruptcy Court authorized the Company to incur up to an additional $200,000.00 under the Second Loan.

On December 13, 2010 the Plan was approved by the general meeting of the equity interest holders of the Company, and on December 21, 2010, the Plan was approved by the Bankruptcy Court. In accordance with the provisions of the Plan, the consolidation of the capital of the Company was approved such that every 500 shares of the Company’s outstanding capital stock, par value $0.001 per share, were consolidated into 1 share, par value $ 0.001 per share, and each warrant exercisable to purchase 1 share, par value $0.001 per share, became exercisable to purchase 0.0002 shares, par value $0.001 per share, with the exercise price remaining the same. The Amended and Restated Certificate of Incorporation of the Company was amended, effective February 13, 2011, to increase the authorized share capital of the Company to a total of 50,000,000 shares, par value $0.001 per share.

Metamorefix’s Industry

In recent decades, as a result of medical progress and advancement, as well as the culture of economic prosperity that has taken root (especially, but not only) in Western countries, various different fields of medical treatment have been developed for the purpose of improving the quality of human life and not merely for improving medical survival. As part of this progress and advancement, the understanding of the rejuvenation and repair processes of tissues has improved. This improved understanding allows for the view of medical conditions that prima facie seem different and unconnected, as phenomena that derive from the same biological cycle of events. Thus, for example, the biological view with respect to a wrinkle is identical to that of other damages to the skin like wounds, burns, cuts and radiation effects. For many years, efforts have been exerted and experiments have been carried out to develop various types of treatment to eliminate wrinkles created due to aging of the skin and environmental effects and reflecting an unavoidable weakening of collagen, elastin and fat in the skin of the face and the rest of the body. The scientific approach accepted today for aesthetic treatments, which lies at the heart of these developments, is based on the healing process in general and on the rejuvenating and repair processes of the human skin in particular. In attempts to provide a solution to the demand to ‘repair’ wrinkles, a variety of treatments was developed, including: Botox injections, the use of various filling substances, peeling, laser treatments and even more complex procedures such as face lifting surgeries.

These treatments attempt to enhance the natural process of skin rejuvenation, which is activated when skin tissues sustain damage. This healing process is divided into four consecutive stages: (1) Homeostasis: the passage of the blood platelets into the tissues, which activates the production of the protein thrombin with the use of fibrinogen (a protein present in the blood). The sequence of chemical changes in the fibrinogen protein triggers a process of creation of a blood clot, also known as fibrin. (2) Inflammatory: the body responds with an immunological reaction to the penetration of foreign bodies by transferring cells of various kinds from the immune system. (3) Proliferation: rebuilding of the skin by transferring fibroblasts, which are the cells that release growth factors and substances essential for the creation of new tissues (collagen, elastin and hyaluronic acid). (4) Remodeling: in the last stage of the healing process, new collagen is created. This stage is also when scars are created due to a surplus of collagen, which may arise. The existing treatments differ from one another with respect to the stage in the abovementioned healing process in which they are integrated and in their manner of their operation. The following are various solutions that are currently available in the market:
Treatment with the use of filling substances is one of the most common and accepted practices in the market today, since it excels in its simplicity and effect. The material is injected through a thin needle and the skin recovers immediately, with short-term side effects, a low percentage of complications and a positive effect on surface and medium wrinkles. There are various types of substances used for the filling of wrinkles, each with its own unique characteristics, but thus far no optimal filling substance has been discovered that allows both relative long term effects of treatment, with a minimal scope of side effects, along with a quick and easy injection process.

It is also possible to find filling substances in the form of synthetic polymers that are not absorbed into the body, such as silicon, plastic, synthetic polymer particles, etc. These materials create an inflammatory reaction, followed by the proliferation stage, and the resultant creation of collagen septa. Collagen septa isolates the substance from the rest of the body and repairs the damaged parts. The material becomes an implant and the casing is made up of the new collagen. The advantage of this method is that its effect is long-lasting, but it has many disadvantages, such as difficulties in making repairs, undesirable movement of the implant from its position, incompatibility with future changes in the structure of the face, lumps, fibrosis (an overreaction to the creation of collagen), allergic reactions, etc.

Alternatively, it is possible to find natural and biocompatible (recognized by the body and not foreign to it) substances that are found naturally in the body, which are used for filling and which indirectly contribute to making up the deficiencies of collagen, including hyaluronic acid, collagen, etc. The major advantage of these materials is that they are found naturally in the body and thus do not cause serious side effects or immunological responses. However, this also carries a disadvantage as these materials go through an enzymatic breakdown process and are thus absorbed quickly into the body, limiting their effect to short periods of time of up to an average of 4 months only. In attempting to extend their effect, many companies have begun to produce these materials in a manner which modifies their chemical structures, for the purpose of strengthening the polymer chains, thereby preventing their quick absorption and enzymatic breakdown (such as cross-linked hyaluronic acid). Although the cross-linked substances indeed provide for a longer lasting effect, an undesired result of this chemical modification is that the biological identification process, which causes the body to commence the healing process of the damaged tissue, becomes negligible. In addition, considerable difficulty arises in injecting the substances into gentle skin areas (such as the face) while the medical practitioner is required to apply an increased amount of pressure in order to release the material from the syringe. This results in a longer, more painful and more expensive procedure. Moreover, the chemical change is, at times, so significant that the body does not identify the material and even develops an immunological reaction to it. Today, preliminary indication show that the changes made may also cause the creation of granulomas.

To the best of Metamorefix’s knowledge, there is no natural and biocompatible filling substance on the market today capable of ensuring the filling of wrinkles with a long-term, albeit not permanent, effect, while retaining its natural characteristics, which contribute to the skin’s rejuvenation and repair process. In addition, to the best of Metamorefix’s knowledge, the existing methods currently in the market either do not provide for a long term sustained effect or cause difficulties for the medical practitioner resulting, at times, in serious side effects, some of which are dangerous for the patient.

Metamorefix’s Product

The product developed by Metamorefix on the basis of the Technology is a natural tissue healing and dermal filler substance (also known as a Dermal Filler), which contains hyaluronic acid combined with the fibrin powder, and encourages the fibroblastic cells arriving at the injection area to adhere to each other as a part of the healing process. These fibroblasts contribute to the increased production of collagen, growth factors, elastin, hyaluronic acid and other substances, thus strengthening extra cellular matrix or, in other words, repairing the damaged skin.  Metamorefix believes that its product is not expected to cause a reaction of the immune system since it is made of a human protein recognized by the body.

The main raw materials used in the production of the product are the following:

•
Hyaluronic acid, which is a polysaccharide found in the connective tissue both in humans and in animals. Hyaluronic acid is produced by many manufacturers worldwide, from two main sources: animal source (mainly rooster combs) and bacterial strains, in a fermentation process. The synthetic source is considered to be safer. Metamorefix is using a premium quality, GMP grade Hyaluronic acid from a bacterial stain, purchased from BioTechnology General (BTG) Israel, a company owned by Ferring Pharmaceuticals, based on a Material Transfer Agreement with BTG. BTG is an FDA and CE approved manufacturer. In order to avoid sole source dependency in BTG, the Company has signed an MTA with Novozymes A/S - another premium manufacturer, synthetic GMP grade of Hyaluronic acid, located in Denmark. In case of need, Metamorefix is not expected to face difficulties in locating another source of Hyaluronic acid. However, any change in the Hyaluronic acid supplier will require further confirmation from the regulatory authorities.

•
Fibrinogen and thrombin from human source. The company has chosen to use a commercial fibrin sealant kit, manufactured by Baxter Healthcare Corp. The company has signed an MTA for material supply for all development and clinical studies production, with a mutual understanding that future commercial relations will be defined. It should be noticed that the thrombin is not the limited raw material, since this protein is commonly used from animal sources. The fibrinogen, which is a blood derivative, possess the limited availability and purification challenge. There are only few FDA, CE approved fibrin sealant kits, available commercially. Therefore, Metamorefix is expected to be dependent on Baxter Healthcare Corp. In order to decrease this dependency, and increase its flexibility, Metamorefix has established an alternative production process using a cryoprecipitate as a raw material.   Cryoprecipitate is the blood fraction, reach in fibrinogen, available from any blood bank in the world. Cryoprecipitate is more available and also cheaper than the purified commercial fibrinogen, yet it requires fundamental regulatory approvals in order to be approved as a raw material.

•	Lidocain HCl, an anesthetic reagent, available from many manufacturers in a GMP grade.

The production process of the proprietary fibrin powder is based on simple, well known and commonly used pharmaceutical equipment, available in a range of capacities (from lab scale to industrial scale). Thus, the scale up of the production process is expected to be fast and robust. The company is not intending to establish a production facility in the early stages of sales. Hence, the company has signed a letter of intent with BTG Israel, to supply subcontracting services on the final product production.

Metamorefix has produced the final dermal filler product: the proprietary material is produced in industrial batches and subsequently divided into individual doses that are loaded onto individual syringes and packaged in blister packs. We have not yet produced the final wound treatment product.

In the dermal filler application, the material is injected into the deep dermis along a wrinkle line. These treatments are expected to be performed by dermatologists, plastic surgeons and other trained professionals in clinic settings. In the wound treatment application, the material is expected to be applied topically onto the wounded area, although treatment protocol may be changed according to clinical results. These treatments are expected to be performed by doctors, nurses and other trained professionals in clinics and hospitals.

There are certain risks associated with using a molecule from a human source—like fibrinogen—in a medical device or product, the most relevant of which is the risk that the molecule will carry a viral infection which will, in turn, affect the treated patient.

To combat the risk of infection, all products derived from human blood are controlled, tested and treated using processes designed to de-activate and eliminate any known viral infection. These processes – known as “viral deactivation processes" – are carefully implemented, validated and supervised.

We have chosen to use pre-treated (i.e. virally de-activated), validated and cleared raw materials from commercially available kits as our source of fibrinogen, a critical raw material used to manufacture our product.  Furthermore, our manufacturing process includes further viral de-activation and elimination processes that we believe reduce the risk associated with using molecules from human sources to a near-zero, negligible level.

Intellectual Property

Metamorefix believes that intellectual property and expertise are its most valuable assets and create an important competitive resource. As such, Metamorefix is committed to extending and strengthening its intellectual property while continuing to evaluate the markets and products that are most appropriate to exploit its knowhow and technologies.

The following table summarizes the status of Metamorefix patent applications as of the date hereof, in each instance, Metamorefix owns all right, title and interest, and no licenses, security interests, or other encumbrances have been granted on such patents and patent applications:

Patent Cooperation Treaty – Publication no.	Patent Title	Filing date	Status	Remarks
WO 2009/022340	Peptides and Pharmaceutical Compositions for Treating Connective Tissue	14/08/2007	National Phase entered in : USA, Europe, Israel	Examination in progress in Europe and Israel, awaiting examination in USA
WO 2009/081408	Pulverized Fibrin Clots and Pharmaceutical Compositions Containing Them	25/12/2007	National Phase entered in : USA, Europe, Israel	Awaiting examination in USA, Europe, Israel.
WO 2010/061377	Tissue Adhesive	03/11/2008	National Phase entered in : USA, Europe, Israel	Awaiting examination in USA, Europe, Israel.
WO 2010/100646	Peptide Enhancers of Transdermal Permeation	03/03/2009	National Phase entered in : USA, Europe, Israel	Awaiting examination in USA, Europe, Israel.

Metamorefix has not entered into any royalty or licensing agreements in connection with any of the above-listed intellectual property.

Regulatory Landscape

Metamorefix’s activity in the field of the Technology is subject to compliance with various local and international standards and the instructions of various authorities, which are applicable and relevant in the markets Metamorefix intends to operate, as described below:

The United States Food & Drugs Administration (“FDA”)

Foreign companies that manufacture medical devices and/or develop drugs that they intend to export to the United States are required to comply with the regulatory requirements of the FDA before they can export to the United States, since the FDA does not recognize regulatory approvals granted by institutions and government agencies of other countries. The FDA requirements include, inter alia, the manufacturing of the medical products in accordance with specific quality control regulations, obtaining scientific reports about the medical products, appointing an American agent and providing the FDA representatives the ability to supervise and/or observe the production procedures at the applicable manufacturing facilities.

After obtaining marketing approval from the FDA, Metamorefix intends to market the product solely for the purposes for which it applied for marketing approval and for which the approval was granted. The FDA is entitled to conduct audits, inquiries and investigations in order to ascertain that Metamorefix is indeed complying with the terms of the approval as well as the requirements of the applicable laws and regulations. Failure by Metamorefix to comply with any of the abovementioned requirements can lead to sanctions being instituted against Metamorefix, including the publication of a public warning with regard to its product, requiring Metamorefix to pay fines and other forms of civil compensation, refusing to approve its new products and/or removing the licensing from existing products.

There are three different tracks for receiving FDA approval:

•
The 510 (k) track: This is a relatively short procedure during which it is demonstrated to the FDA that the medical devices for which the approval is being requested are safe and effective and that they are comparable with other products that are lawfully marketed in the United States in different fields and consequently are not subject to the premarket approval procedure (described below).

A 510(k) submission submitted involves the following steps:

•	Confirmation of the classification of the product as a device.

•	Determination of whether any standards and/or guidance documents apply.

•	Identifcation of any predicate devices already cleared for sale in the U.S.

•	Preparation and submission of the 510(k) application to the FDA. The application must include safety and performance testing data on the finished product.

•
FDA review of the submission, which review must be completed within 90 days.  The FDA may either approve the submission, or determine that a more comprehensive approval process (most commonly, the PMA process described below) must be used. If the FDA approves the submission, it will issue a 510(k) clearance letter with a 510(k) number for the product.

•	Registration of the products as a medical device through the FDA’s website.

Because the FDA is obligated to review submitted files within 90 days of receipt, and clinical studies are not required, the entire 510(k) process is expected to be short compared with a full PMA submission.

•
Premarket Approval (PMA) procedure: This procedure is similar to the drug approval procedure in the sense that it includes the preclinical stage, tests regarding safety and effectiveness, the manner of use and long-term effectiveness. This procedure is intended for the approval of medical devices and procedures that are completely new and whose effect on the human body is unclear and/or not entirely known. This track, requires, among other things, clinical trials to be performed on a larger sample of the population and under stricter conditions in order to prove safety and efficacy in a manner which is similar to that required in the drug development procedure. This could result in prolongation of the time until regulatory approvals are obtained thereby increasing the costs and expenses involved. In recent years, the FDA initiated a track called Modular PMA, which is intended to allow small companies that operate under high risk conditions a graduated filing process and application for the FDA’s approval in different stages. In this track, the applicant for the approval is required to carry out all of the trials that are performed, and provide the same proofs and data that are submitted, on the regular PMA track, but the submission can be carried out in three stages. In each stage, one or two chapters of the file are submitted (in accordance with a preliminary agreement with the FDA). This track provides the applicant with the advantage of being in regular contact with the FDA representatives during the approval process and the planning stage of the studies for the medical device, including the clinical trials (especially significant in Metamorefix’s case) thereby reducing the uncertainty with respect to the FDA`s responses regarding the fulfillment of its requirements for marketing approval.

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510 (k) De Novo: This is an interim track, which includes effectiveness focused trials that are consistent with the declaration or labeling of the substances. Following the enactment of the FDA Modernization Act of 1997, the FDA established a new regulatory route for medical devices that (1) present a lower level of risk than Class III medical devices and (2) do not have a predicate.  510(k) de novo applications involve two phases: the first phase consists of the 510(k) process described above, wherein the FDA determines that there is no substantial equivalence between the medical device seeking approval and any other approved devices. The second phase requires the applicant to persuade the FDA that its medical device is a low-risk device (i.e. Class I or Class II). Because Metamorefix’s product is expected to be classified as a Class III medical device, the 510(k) de novo application track will not be available for Metamorefix’s product.

Although we believe that we will be able to pursue FDA approval using the modular PMA track (with respect to our dermal filler products) and the 510(k) track (with respect to our wound treatment products), it is possible that we will need to pursue alternative, and more complex, approval procedures that may be more expensive, time-consuming and provide a lower probability of ultimate approval.

Approval of the FDA for marketing the dermal filler product

To the best of Metamorefix’s knowledge, dermal fillers that have been approved in the past by the FDA, including products based on hyaluronic acid only and without any unique characteristic or any innovation, were approved on the full PMA track. In light of this, Metamorefix intended to apply for an FDA marketing approval for its dermal filler product on the PMA track. However, Metamorefix completed to date the chapter relating to preclinical issues (which is based upon expert opinions in Metamorefix’s possession), as well as extensive parts of the chapter regarding the production process. Therefore, Metamorefix will attempt to submit the application for marketing approval via the Modular PMA track. As mentioned above, this will enable Metamorefix to maintain close contact with FDA representatives during the course of the formulation of the clinical trials, thereby reducing the uncertainty regarding future requirements as it the approval process moves forward. We currently expect to submit our dermal filler product for FDA approval during the fourth quarter of the fiscal year ending December 31, 2013.

Approval of the FDA for marketing the product for treating wounds

There are currently many products on the market for the treatment and healing of wounds to human tissues, including many precedent products which have already received FDA approval, allowing Metamorefix to base the submission of its product file on the 510 (k) track.

Among the FDA-approved products relating to the treatment and healing of wounds are:

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Thrombi-Paste (510(k) number: K070938), consisting of a powdered gelatin (for staunching bleeding by absorption) and thrombin with mixed with a liquid to be dissolved just before use and be applied on the bleeding area.  This product functions by forming fibrin at the wound site by activating the fibrinogen in the blood.

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Thrombix Patch (510(k) number: K072117), based on a lyophilized patch containing bovine thrombin and carboxy methyl cellulose. Carboxy methyl cellulose is a polymer capable of liquid absorption. It serves as a hemostat, while the thrombin is expected to activate the fibrinogen in the blood to form a fibrin.

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CollaWound (510(k) number: K071557) is a Collagen-based emulsion (porcine source). Collagen is a component of the extra cellular matrix and is thought to promote granulation tissue formation. The granulation tissue is the primary tissue formed in wound closure.

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Integra (510(k) number: K081635), features a porous, cross-linked collagen, glycosaminoglycan and silicone layer. This device combines collagen (for its enhancement of granulation tissue formation), along with a glycosaminoglycan (the family of materials including hyaluronic acid) for hydration control and a silicone patch which is believed to enhance healing and scar reduction (although the mechanism is yet to be identified and  proved).

Metamorefix intends to submit the application for marketing approval of the product under the category of ‘wound dressing with a biological ingredient’, with reference to precedent products that use thrombin and collagen as biological substances. In this submission, it is possible to rely on results regarding the safety of the product proven in preclinical trials that were carried out for the use of the substances as a dermal filler. In Metamorefix’s estimation, the choice of an indication of the product to heal acute wounds (surgical cuts for example) allows for a short follow-up, quick recruitment of patients and a lower risk of complications (for example, patients without any background illnesses). This decision may enable Metamorefix to carry out a relatively quick clinical trial and submit the product for FDA approval during 2012.

At this stage Metamorefix has not yet applied for, nor has it received, an FDA approval to market any of its products in the United States.

Quality mark of the European Community — CE Mark

The CE mark indicates compliance with the requirements of the law and technical specifications of the European Union. It is used for various products and constitutes a declaration by a manufacturer that its product that carries a CE mark complies with the essential criteria and technical specifications of the relevant authorities, such as: health, safety and environmental protection. The CE mark allows free trade not only in the member states of the European Union but also in additional countries that rely on the CE mark. Accordingly, the enforcement and customs authorities in such additional countries have the authority to withhold marketing approval within their jurisdiction from similar products that do not carry a CE mark.

The approval process for the CE mark includes an examination of the technical characteristics of the product in question and the manufacturer’s quality control system. Certain entities called “Notified Bodies” are in charge of the grant of the CE mark. The grant is subject to compliance by the manufacturer, in this case Metamorefix, and the relevant product with various conditions that are stated in the application and approval and, after a CE mark is received, the manufacturer must also comply with annual inspections performed by a Notified Body to ensure compliance with such conditions. In addition, prior to the receipt of an approval, the product in question is required to comply with additional European safety requirements and prove its effectiveness according to established criteria. This is a product specific process and varies according to each company, and the type of device or substance for which the CE mark is applied for.

Approval of compliance with the CE mark for a dermal filler product

In March 2010, the revised directive MDD-93/42 of the European Union entered into effect. According to this revised directive, Metamorefix’s product should be defined as a class III Medical Device. However, since it contains an anesthetic substance (i.e. lidocaine, which is defined as a drug) and uses fibrinogen (which is a substance that is a human blood derivative), as raw materials, Metamorefix’s product is actually defined as a drug-device combination product. The approval track of a drug-device combination product requires an examination of the file by a Notified Body in consultation with the European Medicines Agency (“EMA”), with the final decision resting with the aforementioned Notified Body. In light of this, throughout the last two years, Metamorefix has held preliminary contacts with a Notified Body called DEKRA, from which it procured a binding opinion dated January 11, 2010 defining Metamorefix’s dermal filler product as a medical device in essence with an ancillary application as a drug, as opposed to being defined as a drug product. This is significant since the approval of a drug product is subject to a lengthier and stricter directive. In view of the Notified Body’s opinion, Metamorefix intends to hold a preliminary meeting with the EMA together with the Notified Body, in order to outline the requirements for the clinical trial that Metamorefix will be required to carry out in order to obtain the CE mark for its product. The meeting has not yet been scheduled. Metamorefix estimates that the clinical trial will start during the second quarter of 2012 and, should the clinical trial provide satisfactory results and Metamorefix will not be required to carry out additional trials and/or provide additional explanations, the CE mark should be received at the beginning of 2013.

Approval of compliance with the CE mark for the treatment of wounds

Metamorefix does not expect a difference with respect to the track necessary to receive the CE mark for the wound treatment product from that described above with regard to the dermal filler product.

In light of that and in order to enable Metamorefix to focus on the other activities planned for the next two years, Metamorefix intends to file an application for a CE mark for the wound treatment product only after completing the clinical trial in the United States and obtaining FDA approval with respect to such product,  if received. In addition, Metamorefix estimates that receipt of the FDA approval for the dermal filler product, will make it easier to obtain a CE mark for the wound treatment product, since the both products consist of the same substances.

At this stage, Metamorefix has not yet applied for, nor has it received, the CE mark for any of its products.

The Israeli Ministry of Health

Metamorefix’s activity in Israel is conditional upon the receipt of a permit from the Israeli Ministry of Health (the “MOH”), which is subject to an approval of medical accessories and devices. ‘Medical accessories and devices’ are defined as ‘a device, accessory, chemical substance, or biological or technological substance, which is used for medical treatment or is required in order to operate a device or accessory that is used for treatment and that is not mainly intended to operate on the human body as a method of medication.’ The Medical Accessories and Devices Unit at the MOH is the entity responsible for granting permits to import various kinds for medical accessories and devices, and, monitoring the marketing of medical accessories and devices in Israel and approving clinical trials for medical accessories and devices.

The Shipment of fibrin kits to Metamorefix in Israel requires an approval of the MOH pursuant to the regulations for the import of drugs not registered by the MOH.

Metamorefix intends to submit applications for MOH approvals for the marketing of any of its products in Israel only after, and on the basis of, the FDA and CE mark approvals, insofar as they are received.

Market Size

According to market research, the market for dermal fillers designed for aesthetic treatments amounted to $442 million in 2005. 23,000 physicians carried out 11.8 million (surgical and non-surgical) procedures at a total value of $12.5 billion in the United States alone. The rate of growth of the non-surgical procedures, especially dermal filler procedures, was three times greater than the rate of growth of the surgical procedures. The trend in 2005 was to move away from invasive, painful, dangerous and expensive treatments towards the use of perishable Dermal Fillers.  The scope of the Dermal Fillers market alone in 2011 (which does not include Botox treatments) is expected to reach approximately $1.5 billion. According to market research performed in 2009, the total market value of Dermal Fillers (for aesthetic treatments) in 2009 reached a total of $3.8 million, with an expectation of annual growth of 12.3% up to a value of more than $6.8 billion in 2014.

The market for substances and methods for the treatment of wounds was estimated at approximately $12 billion in 2008. Part of the market is based on the treatment of chronic wounds (wounds that are not healed after three months of treatment) and the other part is based on acute wounds (wounds that are cured spontaneously by the body, without control of the quality of the healing and the level of scarring). Most chronic wounds can be classified in three categories: diabetic ulcers, venous and arterial ulcers and pressure ulcers. Due to the constant increase in the prevalence of diabetes in modern society, as well as the continuous increase in life expectancy, the population of persons suffering from chronic wounds is constantly growing.

At the same time, there has been a continuous increase in the number of surgical treatments creating a need for treating acute wounds faster (in order to prevent infection risks or the wound from becoming a chronic wound) and with better quality (reducing scarring, for example). There are various assessments pursuant to which approximately 43 million surgeries are performed each year in the United States alone, in which approximately 60% of patients are not pleased with the healing of the surgical incisions (the visibility of the scar, the rate of healing, etc.). This population constitutes the initial target population for Metamorefix’s Technology and its product, which, to the best of Metamorefix’s knowledge, allows quick healing of surgical incisions, cuts and other wounds without scaring. The scope of market for healing scars with biological materials is expected to reach approximately $554 million in 2011 and approximately $1 billion in 2015. It should be emphasized that experts in the field estimate that the trend in the market is favoring the use of more advanced and sophisticated treatments which may involve a relatively high direct cost per treatment unit, however they provide for a lower overall treatment cost in the long term due to the shorter duration of such advanced treatment.

Metamorefix intends for its product to belong precisely to the group of substances that enable comprehensive and advanced treatment including protection of the wound, retention of moisture and acceleration of healing by biological means.

Description of Property and Assets

Metamorefix owns fixed assets, which are used by it for its operations and activities, and includes, inter alia, various types of machinery and equipment used in the development process of the products, as well as laboratory equipment, furniture, software, computers and communications equipment.

Metamorefix’s operations and activities are carried out in its offices and its laboratory, comprising an area of approximately 142 square meters, located at the Science Park in Rehovot, Israel (“Metamorefix’s Offices”), and as of the date hereof, are leased, pursuant to a lease agreement dated May 30, 2011 from a third party unrelated to Metamorefix and/or to the Group and/or to any of their respective interested parties. The duration of the current lease is twelve months, starting on July 1, 2011 and ending on June 30, 2012.

Metamorefix’s assets and property in Metamorefix’s Offices are insured by the Eliyahu Insurance Company Ltd., in a ‘Complete Business’ shekel policy, on the basis of the replacement value until June 30, 2012), which includes the following three insurance chapters:

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Property insurance, which insures Metamorefix’s assets (the leased structure where Metamorefix’s Offices are located, including improvements and fixtures and inventory of every kind), against loss or damage as a result of the accepted risks in extended fire insurance, and earthquakes and other damages from natural disasters up to a sum of NIS 1,110,000;

•	Third party insurance up to a sum of NIS 697,000 per incident and up to NIS 1,395,000 in the aggregate for the whole insurance period.
•	Employers’ liability insurance up to a sum of $5,000,000.

The aforesaid policies are subject to a deductible that is mostly derived from the scope of the damage, subject to minimum restrictions set out in the policies themselves. In addition to the aforesaid insurance policies, Metamorefix has purchased international insurance for clinical trials liability in Slovakia with Allianz-Slovenska Poistovna, A.S. (Germany) with a combined liability limit of 1 million Euros per incident and in the aggregate for the whole clinical trial period.

Employees and Service Providers

Metamorefix’s employees, as of December 31, 2009; December 31, 2010 and shortly before the date hereof, are as follows (divided in accordance with Metamorefix’s organizational structure):

Field of activity	January 1, 2012	December 31, 2010	December 31, 2009
Research and development	1.7	2.7	1.7
Management, financial, human resources, information systems and information technologies	0.3	0.3	0.3
Total	2	3	2

Metamorefix’s employment agreements with its employees and service provider agreements with its service providers are generally based on a global monthly remuneration (including a global payment for overtime) and can be terminated by either party by providing the other party with advanced written notice.  The employees’ terms of employment usually include, inter alia, pension insurance, a study fund, work disability insurance coverage as well as entitlement to vacation and holiday pay. The employment agreements also include the terms for the employees’ employment, a confidentiality undertaking, obligations to assign to Metamorefix intellectual property that is developed by the employee within the framework of employment and usually a prohibition against competing with Metamorefix and recruiting its employees, advisers and/or customers for a certain period from the end of the employee’s term of employment. Metamorefix also provides some of its employees with cars that are leased from a leasing company, as is customary in Israel for companies similar to Metamorefix.
Metamorefix is accustomed to making salary revisions for its employees from time to time. Metamorefix’s undertakings due the termination of employment relations are covered by regular payments of managers’ insurance premiums and/or payments to pension funds.

Competition

Dermal Fillers

There are two leading companies that control the market of Dermal Fillers: (i) Allergan, which markets the brand Juvederm and (ii) Q-Med, which markets the brand Restylane. In the United States, there is almost no competition for these companies (other than between themselves), due to the difficulty in obtaining the FDA’s approval for marking such substances. In Europe, there are a larger number of substances that have been approved, all based on hyaluronic acid, such that most of the players in this market are trying to emulate the two market leaders. However, the combined market share of these additional players in relation to the aforesaid two leading companies, is negligible. According to Medical Insight’s market research carried out in 2006 and 2009, the size of the market for Dermal Fillers will reach approximately $1.5 billion dollars in 2011, and it is increasing annually at a rate of more than 9%. In addition, this market research determined that the use of these substances is expected to increase due to the increase in the number of treatments performed utilizing them, which is expected to reach approximately 13 million by the end of 2011. The increase in this market derives from several factors, such as an increase in awareness of aesthetics, including among men, as well as the increasing supply of solutions offered in the field.

There are also several technologies currently in use for eliminating wrinkles and skin peeling, some of which are invasive and others are non-invasive.

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Invasive methods. The most accepted invasive method (which is not surgical) is injection (which also includes treatment with Metamorefix’s product) of various types of substances into a wrinkle, some of which are based on non-biodegradable substances, some on biodegradable substances, some on fat injections and some on cell injections. The substances that are not degradable are considered very risky, since it is not possible to remove them from the body should the need arise and because their use leads to an increase in the risk of side effects.

The degradable substances suffer from a short term efficacy, a fact that requires repeated and frequent treatments, resulting in increased customer costs. Among other existing substances used are fat injections and cell injections, which are mainly based on enriching the damaged tissue with external source of fibroblasts cells. Such procedures require an autologous extraction of fat (from the person himself) or a biopsy of autologous skin tissue, as applicable. Such procedures are in dangerous, painful and expensive.

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Non-invasive methods. These methods are based on the use of creams and chemical substances. However, the use of creams has very limited effect, despite the claims of the cosmetics industry. Only a few of these substances are known to be are capable of penetrating the skin and their use involves a certain amount of risk. In addition, use is made of other chemical substances such as reagents for peeling of the skin, oxygen and CO2 to stimulate the skin. These methods, insofar as it has been proven, are accompanied by considerable pain and disability after the treatment, and their effect is limited to a short time.

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Surgical methods. These methods are based on removal of access skin by surgery. These processes are lengthy, painful and expensive and they may also involve various risks associated with any surgical procedure, such as infections, response to anesthesia, etc.

Metamorefix’s Wrinkle Treatment

Metamorefix’s products are intended to constitute an innovation  in that it combines ease of use, effectiveness and amount of safety to the customer. The substance will be injected without any prior preparation in a short procedure, where the presence of the lidocaine (an anesthetic reagent) is supposed to reduce the feeling of pain caused as a result of surgical injection and the molding procedures performed by the practitioner. The patients will not be subject to any restrictions with regard to post treatment activity, including exposure to the sun. The price of the product is expected to be one that will be within reach of the average customers and appropriate based a multi-year perspective when viewing the results together with the duration thereof.

Wound Treatment

The wound treatment market is large and highly fragmented.  It captures a broad array of products used in a variety of clinical settings, from treating a surgical incision to dressing traumatic wounds to treating chronic wounds caused by a variety of conditions. Because many wound treatment products are tailored to a specific type of wound, there is no single leading competitor in the wound treatment market, but rather a series of competitors within many distinct niches in the wound treatment market.  We believe that the most significant competitors in the wound care market are Kinetic Concepts (KCI), Smith & Nephew, ConvaTec, Molnlycke Health Care, Systagenix Wound Management (previously Johnson & Johnson Wound Management) and Coloplast, all of which are predominately focused on moist wound care products.  Because many companies do not disclose their advanced wound care sales separately from other sales, it is difficult to provide exact market share percentages for each competitor. According to some industry sources, as of 2009, KCI held 27% of the market; Smith & Nephew 16.5%; ConvaTec 10%; Molnlycke 9%; and both Systagenix and Coloplast 6%, while 25% of the market was controlled by smaller, privately held companies.

Most wound treatment products fall into one of two general categories:

•	Emergency wound care: These products are characterized by their application—to trauma-induced or surgical wounds—and include hemostats, bandages and cleaning reagents.

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Wound management: These products, generally categorized as medical devices, include electrostimulation products, hyperbaric oxygen therapies, vacuum assisted therapies, bandages with certain antimicrobial reagents, and gel ointments for hydration control. Recently, the trend in this segment of the wound treatment market has been to develop “smart” products, which act not only by preventing regression in the wound but also by promoting and enhancing healing processes.  In addition, collagen dressings, growth factors, skin substitutes and gene and stem cell therapy technologies to aid wound healing (not all of which have classified as medical devices)  are expanding rapidly.

Most wound treatment products share a common concept: they are designed to provide a cleaner and more controlled environment for the wound to heal.  Many products ensure such an environment by focusing on moisture control. Certain competing products claim to stimulate the body’s natural healing cascade by introducing foreign substances that enhance inflammation, which is the second stage in the healing cascade.

We believe that existing wound treatment products do not, however, adequately support or stimulate the healing cascade when the wounded tissue is compromised, either as a result of disease, due to lack of a provisional matrix or protein, or other factors

RISK FACTORS

Risks related to the business

We have incurred losses since our inception, we expect our operating expenses to continue to exceed our revenues for the foreseeable future and we may never generate revenues sufficient to achieve profitability.

We are a development stage company and have not generated any revenues from operations or been profitable since inception, and it is possible we will never achieve profitability or positive cash flows from operations. We have an accumulated deficit of NIS 186,656,000 (approximately $49,120,000) as of September 30, 2011, and have incurred a net loss of NIS 2,224,000 (approximately $585,000) and negative cash flow from operating activities in the amount of NIS 260,000 (approximately $68,000) for the nine months ended September 30, 2011.

Metamorefix, being a small, non-profitable company, may not be able to complete the development of its technology to commercial products.

Metamorefix has not recorded any revenues from operations or profits since the time of its inception in January 2007, and there is no assurance that Metamorefix will generate revenues from operations or profits in the near future, if ever.   Due to the long period of time from the commencement of product development until penetration into the market, Metamorefix is exposed to a risk that by the time its product is ready for the market, similar and alternative product(s) will be available, which may significantly harm Metamorefix’s profit forecasts.

Metamorefix has devoted its resources to developing proprietary product candidates, but such product candidates cannot be marketed until the regulatory process is completed and governmental approvals have been obtained. Accordingly, Metamorefix has no current source of revenues from operations, much less profits, to sustain its current and planned business activities, and no revenues from operations will likely be available until, and unless, our product candidates are approved by the FDA or other regulatory agencies and successfully marketed, either by us or a partner, an outcome which we may not achieve.

We may not be able to file our pending patents.

There is no certainty that any or all of the patent applications filed by Metamorefix will result in the registration of a patent and/or that there will not be attempts by third parties to challenge Metamorefix’s patents and/or patent claims, which could result in Metamorefix’s competitors manufacturing products identical or very similar to Metamorefix’s products, thereby harming Metamorefix’s ability to compete in the market even after its products have been introduced into the market.

We may not be able to defend our intellectual property from third party imitating it.

The company is following strict procedures in protecting its know-how and expertise, including signing Non –Disclosure Agreements with all its consultants and potential collaborators. All employees are signed and obligated to keep the data, knowledge and knowhow of the company. Although much attention and efforts were put into decreasing the risk of bypassing the patents limits by third party, one can never exclude the possibility of such evolution.

We may not be able to regulate our products or regulate them following the expected routes.

Our technology and future products are intended for use in markets where regulation approval is a crucial requirement for selling. Thus, a failure to regulate the products in any of the states will limit our ability to reach revenues as expected. The regulation process duration and demand rely dramatically on the classification of the product. Although the regulatory routes planned for our products are based on the judgment of professional consultants, the actual filing route will be determined by the regulatory agencies. Any deviation from the expected filing route for each of the products might extend the time and costs needed prior to commercializing. Such delay and increase in costs might risk the whole process.

We may not be able to obtain FDA approval in the time frame that we currently expect for either or both applications of our product.

The FDA has the discretion to determine the application “track” for which our products are eligible, and that track determines the nature, scope and depth of the application that we will need to submit as well as the likely timeframe for approval.  If the FDA determines that we are not eligible to pursue the modular PMA track (with respect to our dermal filler products) or the 510(k) track (with respect to our wound treatment products), we may be required to pursue alternative and substantially more intensive application tracks that will require additional time, funds and expertise to prepare and submit.  In addition, if we are required to pursue such alternative application tracks, we may need to raise additional funds in order to continue operations until we obtain approval, and there is no guarantee that we will be able to secure sufficient funds on reasonable terms, if at all.

We might face changes in raw materials supply.

Although Metamorefix has developed backup processes for production of its products, the regulatory and production processes are strongly correlated to the chosen raw materials and suppliers. Any change in availability of the crucial raw materials (and mainly the fibrinogen) will enforce a change in the progress plan of the company.

A possible increase in the prices of the raw materials used by Metamorefix in its products may have a critical effect on Metamorefix’s profits and business projections. In addition, since Metamorefix’s competitors’ may not necessarily use the same raw materials in their products, they would not be necessarily be affected by any such price increase, which will further affect Metamorefix’s position in the market.

Metamorefix is not planning to build production facilities in the near future, thus exposing the Company to higher risks.

Metamorefix does not have independent production capacity for commercial production nor does it intend, in the foreseeable future, to establish any. Therefore, it needs to ensure the commercial production of its products, when applicable and relevant, through subcontractors, which satisfy the requirements of the various authorities. Any changes in the agreements with these subcontractors including the cancellation thereof and/or a change in the status of the subcontractors in relation to the various authorities might require Metamorefix to locate alternative subcontractors and a period of readjustment of Metamorefix’s approvals file with the applicable authorities.

Metamorefix may be exposed to claims for product and manufacturer’s liability.

Product liability claims (for the standard and/or quality of Metamorefix’s products) and manufacturer’s liability (for personal injury that may be caused as a result of the use of Metamorefix’s products), insofar as they apply to Metamorefix, may constitute a risk factor for Metamorefix. Future claims for such liability (irrespective of their chances or results) may cause Metamorefix significant costs and expenses as a defendant, especially in view of the fact that the main potential market for the product is outside Israel. Moreover, such claims may damage Metamorefix’s goodwill and reputation and result in a decrease in its projected and actual income.

Risks related to the industry

Metamorefix operates in a highly competitive environment.

Metamorefix’s products compete with products of companies that develop and/or market similar or alternative products which may subtract from Metamorefix’s share of the target markets, if and when Metamorefix commences to market its products. Additional companies, which are not currently active in the market, may enter into the market and increase the competition with Metamorefix. Metamorefix does not have the ability to prevent the entry of new competitors into the market or the continued development by existing competitors of their products and therefore it intends to continue to invest in the development of the Technology as well as in the development of additional applications for the Technology, in order to protect and maintain its competitive position.

Metamorefix might face changes in regulations, permits and international standards.

The marketing of Metamorefix’s products is subject to various local and international standards. A change in the regulatory standards and directives with regard to these products may impose various unplanned restrictions on Metamorefix’s activity, including on the grant of approvals in the future for the marketing of its products.

As an Israeli company, Metamorefix is exposed to damages caused during strikes at airports.

The vast majority of Metamorefix’s sales are expected to be exported by air shipments. Consequently, long strikes and/or sanctions at airports may result in high costs associated with expensive alternative forms of shipment and even, in extreme cases, in the cancellation of shipments, loss of markets, and customers’ refunds. Moreover, long strikes and/or sanctions at airports are likely to cause difficulties in obtaining raw materials which may result in a significant slowdown in the rate of production of Metamorefix’s products.

Macro and geopolitical risks

We may not be able to raise funds in the extent and timing we need it.

The recession and uncertainty both in the Israeli and global markets may have an adverse effect on Metamorefix’s ability to raise the additional capital required for its ongoing operations and activities and also on its ability to sell its existing and future products, especially in the aesthetics market.

Metamorefix is an Israeli company and is affected by the geopolitical situation in Israel.

Changes in the security and political situation in Israel and in the Middle East have an effect on Metamorefix’s ongoing operations and activities. Any regression in the security and political situation could, inter alia, have a detrimental effect on Metamorefix’s ability to raise the additional capital required for its ongoing operations and activities.

Israeli identity of our products might affect the acceptance of our products.

The sale of Metamorefix’s products is affected by the international status of the State of Israel. The Israeli identity may be both advantageous (in view of the recognition of Israel status as a technological leader in specific fields), as well as disadvantageous even leading to the cancellation of transactions (such as within the context of the Arab boycott, etc.).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this current report that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this current report, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this current report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified under the heading “Risk Factors” in this current report, among others, may impact forward-looking statements contained in this current report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  In addition to historical information, this discussion and analysis contains forward-looking statements based on current expectations that involve risks, uncertainties and assumptions, such as our plans, objectives, expectations and intentions. Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements as a result of various factors.

Overview

Until suspension of our business activities due to financial considerations in October 2008, we, through the Subsidiary, were engaged in the design, research, development and manufacturing of imaging devices that utilize MRI technology by means of miniature probes that image various body organs. Until 2008, our main product was an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure.

As previously disclosed in current reports on Form 8-K filed on September 25, 2008, September 29, 2008 and October 16, 2008, we executed a supplemental indenture with Wilmington Trust Company (in its capacity as Trustee for our Series A Debentures) and the Ziv Haft Trust Company Ltd. (in its capacity as Co-Trustee of our Series A Debentures) which supplemented the original indenture governing the Series A Debentures and provided for the conversion of each NIS 1.00 of principal amount of Series A Debentures held by eligible bondholders into nine (9) shares of our common stock and NIS 0.25 in cash.

As contemplated by the supplemental indenture and the settlement agreement, dated July 13, 2008, between the Company and the Co-Trustee, on October 12, 2008 (the “Settlement Agreement”), all of the outstanding NIS 50,000,000 of the Series A Debentures were converted into 450,000,000 shares of our Common Stock. Upon the completion of this conversion, all of our outstanding Series A Debentures were removed from trading on the TASE. We issued the cash payment contemplated by the Settlement Agreement on October 26, 2008 in the amount of NIS 12,513,000 (approximately $3,291,162).

This payment significantly reduced our cash resources, and, together with the discontinuation of grants from OCS, materially and adversely affected our business and the cash we have available to maintain research and development, marketing, and other activities conducted in the ordinary course of our business. Our reduced cash position caused us to suspend our activities as of October 27, 2008. We were forced to terminate all of our employees except three employees in our finance department and three employees who were on maternity leave at the time (each of whose employment was terminated prior to March 31, 2009), and we incurred termination fees in connection with the early termination of our property and motor vehicle lease.

As a result of the Metamorefix Transaction, we have resumed operations and plan to focus our energies and resources towards the development of the Metamorefix business for the foreseeable future.

We expect that the Company’s expenses will increase in future periods in connection with the clinical trials that we must conduct in order to obtain FDA approval for Metamorefix’s products, as well as disclosure relating to expected fundraising sources.  Because the Company did not have on-going operations at the time it acquired Metamorefix, there will be no significant elements of historical income or loss, other than the Company’s existing liabilities, that will continue to affect our operations going forward.

Results of Operations of the Company

Years Ended December 31, 2009 and 2010

Revenues — We did not have any revenues in 2010 or 2009.

Research and Development — We had no research and development expenses in 2010 or 2009 due to suspension of operations in October 2008.

Marketing and Sales — We had no marketing and sales expenses in 2010 or 2009 due to suspension of operations in October 2008.

General and Administrative — General and administrative (“G&A”) expenses consist primarily of professional fees, rent, office maintenance, payroll related expenses and directors’ fees. General and administrative expenses increased by approximately 30% to NIS 2,512,000 (approximately $672,917) in 2010 from NIS 1,930,000 (approximately $490,769) in 2009. This increase was the result of reorganization of the Company in connection with our bankruptcy proceedings.

Financial Income, Net — In 2010, our financial income decreased by 22% to NIS 197,000 (approximately $52,773) as compared to financial income of NIS 254,000 (approximately $64,588) in 2009. This decrease is attributable primarily to the interest expenses from related party loan and foreign currency translation adjustments.

Taxes on income — Since its formation, the Company has had no income from operations and has no deferred tax liabilities. As a result of the settlement with our bondholders in 2008, we recorded a reserve in the amount of NIS 1,344,000 (approximately $374,603) for possible tax payments.

Net Loss — Our net loss for 2010 was NIS 2,315,000 (approximately $620,145) compared to a net loss of NIS 1,676,000 (approximately $426,181) in 2009, an increase of approximately 40% which is attributable to a reorganization of the company in connection with out bankruptcy proceedings.

Three and Nine Months Ended September 30, 2010 and 2011

Revenues — We did not have any revenues in the three or nine months ended September 30, 2010 and 2011.

Research and Development Expense — Since our Board’s decision to suspend non-administrative operations in October 2008, we have not incurred any research and development expense.

Selling and Marketing Expense – Following our Board’s decision in April 2008 to shift the Company’s focus to a single product, which was not yet in the marketing phase, we did not incur any selling or marketing expenses during the three or six months ended September 30, 2011, or during the corresponding periods in 2010.

General and Administrative Expense — G&A expenses include legal services, audit services and other professional services. G&A expenses for the three and nine months ended September 30, 2011 were NIS 566,000 (approximately $152,000) and NIS 1,983,000 (approximately $534,000), respectively, compared to NIS 522,000 (approximately $141,000) and NIS 1,997,000 (approximately $538,000), respectively, for the same periods in 2010. G&A expenses for the three and nine months ended September 30, 2011 are primarily due to legal service fees of NIS 88,000 (approximately $24,000) and NIS 385,000 (approximately $104,000), respectively, director fees of NIS 113,000 (approximately $30,000) and NIS 467,000 (approximately $126,000), respectively, share based payment of NIS 7,000 (approximately $2,000) and NIS 43,000 (approximately $12,000), respectively.

Financing Income — Financing income and/or expenses includes revaluations of certain balance sheet accounts that are linked to the U.S. Dollar exchange rate. Finance expense, net for the three months ended on September 30, 2011 was NIS 146,000 (approximately $39,000) compared to finance incomes, net of NIS 102,000 (approximately $27,000) in the same periods in 2010. Finance expenses, net for the nine months ended on September 30, 2011 were NIS 131,000 (approximately $35,000) compared to NIS 118,000 (approximately $32,000) in the same period in 2010.

Income Taxes — In connection with the implementation of the Settlement Agreement, in December 2008 the Company recorded NIS 1,344,000 (approximately $353,000) which was revalued in March 2011 to NIS 1,231,000 (approximately $353,000) of provisional liabilities representing an estimate of potential tax liability that we may incur in connection with the conversion of the Series A Bonds.

Net Loss — In the three and nine months ended September 30, 2011 our net losses were NIS 822,000 (approximately $221,000) and NIS 2,224,000 (approximately $599,000), respectively, and in the same periods in 2010 our net losses were NIS 420,000 (approximately $114,000) and NIS 1,879,000 (approximately $511,000), respectively. The net loss in the nine months ended September 30, 2011 mainly represents the costs of the Metamorefix acquisition as describe above.

Liquidity and Capital Resources

As of September 30, 2011, we had assets of approximately NIS 9,565,000  (approximately $2,517,000).  As of September 30, 2011, we had no cash and cash equivalents.

We believe that our cash resources are insufficient for our operations at current levels for the next twelve months. We are contemplating and pursuing possibilities for new avenues for raising capital in order to support and sustain the product development and other business activities of Metamorefix, including execution of private placement to private investors, secondary offering of the securities of the Company on the Tel Aviv Stock Exchange and direct investments in Metamorefix or the licensing of Metamorefix`s technology.

The Company and its Subsidiary have not generated any revenue and have not achieved profitable operations or positive cash flows from operations since their inception in September 1999. The Company has an accumulated deficit of NIS 186,656 (approximately $50,284) as of September 30, 2011, and it incurred net losses of NIS 822,000 (approximately $221,000) and NIS 2,224,000  (approximately $599,000) and negative cash flow from operating activities in the amounts of NIS 8,000  (approximately $2,000) and NIS 260,000  (approximately $70,000) for the three and nine month periods ended September 30, 2011, respectively.

Since our inception, we have financed our operations principally through private and public sales of equity securities, issuance of convertible notes and receipt of grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, an Israeli governmental agency.

The Company, through its Subsidiary, participated in program sponsored by the Israeli Government for the support of research and development activities. The Company is obligated to pay royalties to the Office of the Chief Scientist (“OCS”), amounting to 3.0−3.5% of the sales of products and other related revenues generated from such projects, up to 100% of the grants received. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required. As of December 31, 2010, the Company had not paid or accrued royalties to the OCS and its outstanding contingent obligation for royalties amounted to approximately NIS 446 plus interest.

Neither Topspin nor Metamorefix is currently eligible to receive grants from the Office of the Chief Scientist of Israel, or OCS.

We may not be able to raise additional funds required to sustain the business operations of Metamorefix or to engage in new fields of business that we may decide to pursue. The global stock and credit markets are experiencing significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. Continued uncertainty in the stock and credit markets may negatively affect our ability to raise necessary additional funds.

In February 2009, we raised net proceeds of NIS 900,000 (approximately $236,717) through the sale of 240,000 shares of our common stock and 58,064,516 warrants exercisable into 116,129 shares of common stock for total consideration of NIS 900,000. Each warrant is exercisable into one share of common stock for the exercise price of NIS 0.01 for a period of 4 years following the issuance date. According to the Binomial model, with 92.96% volatility and 3.39% risk-free interest rate, the fair value of the warrants amounted to approximately NIS 401,000.

The amendment to the Amended and Restated Certificate of Incorporation of the Company was executed and filed with the Secretary of State of the State of Delaware on February 13, 2011.  Pursuant to the plan prepared by the Company and approved by the United States Bankruptcy Court for the District of Delaware, the Company issued 10,122,463 shares of common stock to Medgenesis as repayment of a debt of $484,000.

On June 14, 2011, the Company terminated, prior to the closing, an agreement entered into on May 31, 2011, which Dr. Shmulewitz was to transfer to the Company for no consideration other than the transaction costs, shares of Innosense Ltd., an Israeli company. The transaction was entered into as part of the efforts to increase the Company’s shareholders equity. The Company terminated the agreement because it was advised that the transaction would result in adverse tax consequences.

Also during 2011, through the Medgenesis Transaction and the Metamorefix Transaction described elsewhere herein, the Company became the indirect sole shareholder of Metamorefix.

Cash Flows

Cash Flow from Operating Activities — In the three months ended September 30, 2011, we used NIS 8,000 (approximately $2,000) and in the same period in 2010 we used NIS 64,000 (approximately $17,000). In the nine months ended September 30, 2011, we used NIS 260,000 (approximately $70,000) and in the same period in 2010 we used NIS 2,098,000 (approximately $565,000). The decrease in net cash used in operating activities in 2011 is primarily attributable to our bankruptcy proceedings.

Cash Flow from Financing Activities  — In the three months ended September 30, 2011, there was no cash from financing activities and in the same period in 2010. In the nine months ended September 30, 2011, the cash from financing activities was NIS 227,000 (approximately $64,000) and in the same period in 2010 it was NIS 1,102,000 (approximately $293,000). The cash from financing activities in 2010 was primary due to a loan from an interested party. The cash from financing activities in 2011 was primary due to issuance of shares.

Cash Flow from Investing Activities— In the three and nine month periods ended September 30, 2011, we did not released restricted deposits, compared to zero flow NIS 52,000 (approximately $14,000) and NIS 52,000 (approximately $14,000), respectively, released during the same periods in 2010.

Critical Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP), applied on a consistent basis, as follows:

Financial statements in NIS: A majority of the Company’s costs and expenses are incurred in New Israeli Shekels, or NIS. In addition, the Company finances its operations from mainly NIS denominated resources, mainly from equity raisings. The Company’s management believes that the NIS is the primary currency of the economic environment in which the Company operates. Thus, the functional currency of the Company is the NIS. Accordingly, monetary accounts maintained in currencies other than the NIS are re-measured into NIS in accordance with ASC 830 (formerly SFAS No. 52), “Foreign Currency Matters.”

All transaction gains and losses of re-measured monetary balance sheet items are reflected in the Company’s statement of operations as financial income or expenses, as appropriate. Substantially all the operations and assets of the Company are conducted in NIS in Israel and it has no assets and operations in the US. The Company’s equity securities are traded in Israel in NIS. As such the Company’s management believes that the functional and reporting currency is NIS.

Use of estimates: The preparation of consolidated financial statements in conformity with US GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Principles of consolidation: The Company’s consolidated financial statements include the accounts of the Subsidiary over which the Company exercises control. Significant inter-company balances and transactions between the Company and the Subsidiary have been eliminated in the consolidated financial statements.

Results of Operations of Metamorefix

Three and Nine Months Ended September 30, 2010 and 2011

Net Loss  – In the three and nine months ended September 30, 2011, Metamorefix’s net losses were NIS 497,000 (approximately $130,000) and NIS 1,346,000 (approximately $354,000), respectively.  In the same periods in 2010, Metamorefix’s net losses were NIS 1,074,000 (approximately $283,000) and NIS 3,644,000 (approximately $959,000), respectively. The net loss in the nine months ended September 30, 2011 and 2010 mainly represent research and development expenses as described below.

Revenues – Metamorefix has not recorded any revenues from operations since the time of its inception in January 2007.   Metamorefix has financed its operations principally through private and public sales of equity securities, issuance of convertible notes and the receipt of grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor. Metamorefix used the funds generated by these activities to support research and development, administrative, and other expenses associated with developing, testing and marketing their proposed products.

Research and Development Expense – In the three and nine months ended September 30, 2011, research and development expense was NIS 255,000 (approximately $67,000) and NIS 844,000 (approximately $222,000), respectively. In the same periods in 2010, research and development expense was NIS 896,000 (approximately $236,000) and NIS 2,894,000 (approximately $762,000), respectively. The decrease in year-over-year expense resulted from the majority of expenses related to analytical methods development and preclinical studies falling due in 2010. Metamorefix expects research and development expense to increase during 2012 and beyond as it undertakes the next stages of product development, including validation and clinical studies.

General and Administrative Expense  – General and administrative (“G&A”) expenses include legal services, audit services and other professional services and administrative expenses.  G&A expenses for the three and nine months ended September 30, 2011 were NIS 179,000 (approximately $47,000) and NIS 483,000 (approximately $127,000), respectively, compared to NIS 112,000 (approximately $29,000) and NIS 400,000 (approximately $105,000), respectively, for the same periods in 2010.

Financing Income – Financing income and/or expenses includes revaluations of certain balance sheet accounts that are linked to the U.S. Dollar exchange rate.

Years Ended December 31, 2010 and 2009

Net Loss – The net loss for 2010 was NIS 4,703,000 (approximately $1,259,845) compared to a net loss of NIS 1,715,000 (approximately $435,943) in 2009. The net loss for the years ended December 31, 2010 and December 31, 2009 are comprised primarily of research and development expenses as described below.

Revenues – Metamorefix has not recorded any revenues from operations since the time of its inception in January 2007.   Metamorefix has financed its operations principally through private and public sales of equity securities, issuance of convertible notes and the receipt of grants from the OCS. Metamorefix used the funds generated by these activities to support research and development, administrative, and other expenses associated with developing, testing and marketing their proposed products.

Research and Development Expense – In the years ended December 31, 2010 and December 31, 2009, research and development expense was NIS 3,642,000 (approximately $975,623) and NIS 1,369,000 (approximately $347,992), respectively. The increase in year-over-year expense was due to pre-clinical safety studies conducted during the 2010 period as well as the commencement of production. These activities required Metamorefix to engage subcontractors and purchase equipment and raw materials.

General and Administrative Expense – General and administrative (“G&A”) expenses include legal services, audit services and other professional services and administrative expenses.  G&A expenses for the years ended December 31, 2010 and December 31, 2009 were NIS 576,000 (approximately $154,299) and NIS 413,000 (approximately $104,982), respectively.

Financing Income – Financing income and/or expenses include revaluation of stock option and warrants liability, foreign currency adjustments, bank charges and interest expenses. Financing expenses for the years ended December 31, 2010 mainly represent revaluation of stock option and warrants liability.

Liquidity and Capital Resources of Metamorefix

Since Metamorefix’s inception, it has financed its operations principally through private and public sales of equity securities, issuance of convertible notes and receipt of grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor. Metamorefix has not generated any revenue and has not achieved profitable operations or positive cash flows from operations.

As of September 30, 2011, Metamorefix had assets of approximately NIS 641,000 (approximately $169,000), of which cash and cash equivalents were approximately NIS 84,000 (approximately $22,000). As of September 30, 2011, Metamorefix had liabilities of approximately NIS 2,162,000 (approximately $569,000).

Cash Flow from Operating Activities – In the nine months ended September 30, 2011, Metamorefix used NIS 1,676,000 (approximately $441,000) in operating activities, and in the same period in 2010, Metamorefix used NIS 2,554,000 (approximately $672,000). The decrease in net cash used in operating activities in 2011 is primarily attributable to the fact that most of the expenses related to scaling up of the production processes and the actual production of clinical batches—namely raw material and production costs—were due in 2010.

Cash Flow from Financing Activities  – In the nine months ended September 30, 2011, Metamorefix had cash from financing activities was NIS 838,000 (approximately $220,000) and in the same period in 2010 it was NIS 3,562,000 (approximately $937,000). The cash from financing activities in 2011 was primary due to a loan from interested parties. The cash from financing activities in 2010 was primary due to issuance of shares.

Cash Flow from Investing Activities – In the nine months ended September 30, 2011, Metamorefix generated no cash from investing activities. In the nine months ended September 30, 2010, cash used in investing activities was NIS 190,000 (approximately $50,000), primarily due to the purchase of equipment required for establishing processing capabilities and scaling production of Metamorefix’s product.

Metamorefix’s Plans of Operation

From October 2008 until the completion of the Metamorefix Transaction, our business activities were suspended due to financial considerations.  As a result of the Metamorefix Transaction, we have resumed business operations and plan to focus our energies and resources towards the development of the Metamorefix business for the foreseeable future.

Prior to the suspension of our business activities in October 2008, we, through the Subsidiary, were engaged in the design, research, development and manufacturing of imaging devices that utilize MRI technology by means of miniature probes that image various body organs. Our main product was an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure.  We have no current intention to further pursue this line of business.

Along with its plans to proceed with the detailed missions in the approval of the product as a wound treating material and as dermal filler, Metamorefix intends to examine the fibrin powder as a hemostat. Hemostats are reagents that are capable of stopping severe bleedings in first care treatments. There are few treatments designed to stop and manage bleeding, especially “in field.” Absorbing materials, powders and bandages are the most commonly used hemostats. However, none of them contributes to the healing process of the damaged area and blood vessels.  Fibrin, in powder form, introduces both absorption capability and enhances the healing process. As part of the development process, Metamorefix will need to determine the amounts and best formulation of the fibrin powder as a hemostat.

On another note, Metamorefix has tested proprietary peptides (synthetic short sequences of amino acids) as cell adhesion peptides. These peptides will be bonded and immobilized to a polymeric scaffold. This new synthetic, chemical entity is expected to mimic the fibrin molecule, eliminating all the risks and concerns related with the use of a molecule from human source. Metamorefix has invested around $100,000 in establishing the most active peptides. Further research is required on the bonding of the peptides onto the polymeric matrix, and the optimization of the system.

Targets met in 2011 include:

•
The initiation of a clinical “first in man” study on 10 subjects.  This study included an initial group of 4 subjects, who were enrolled as of May 30, 2011, and a second group of 6 subjects, who were enrolled as of December 13, 2011.

•	Stability and shelf life study on the product (on-going).

•	Preclinical study on acute wound healing (porcine model).

•	Evaluation of alternative raw materials.

The following is a description in tabular form of Metamorefix’s goals for the years 2012 and 2013:

2012			2013		2014
● ● ●	Dermal filler: Finalize clinical Proof of concept study for the Dermal Filler Extending the study to 50 subjects. Preparation of the file and submission for the CE mark Wound Treatment:	●	Subject to receiving FDA approval for a wound healing substance, setting up a sales infrastructure in the United States and beginning full scale sales	●
Subject to receiving CE approval for a wound healing substance, setting up a sales infrastructure in the European Union member states and other relevant non-member states and beginning full scale sales

●	Preparation of the file for submission to the FDA	●	Complete validation processes (production and analytical methods)	●	Subject to proceeding towards FDA approval for a dermal filler, setting up a sales infrastructure in the United States and beginning full scale sales

Anticipated Development

In the coming year, Metamorefix intends to carry out the following operations:
•	Establish an industrial production process for its products and begin to test critical parts of the process.
•	Validate analytical methods.
•	Continue monitoring the clinical POC study.
•	Extend the clinical trial in Europe (dermal filler) to 50 subjects in order to file for CE.
•	Commence clinical studies on acute wound healing.
•	Commence writing the technical files for submission to the applicable regulatory authorities and agencies.

Off-Balance Sheet Arrangements

Neither the Company nor Metamorefix have engaged in any off-balance sheet arrangements.

MANAGEMENT

As of the date of this filing, our directors and executive officers, their ages and positions held, are as follows:

Name	Age	Position
Ascher Shmulewitz	55	Chairman of the Board of Directors
Ran Ben-Or (1)(2)(3)(4)	48	Director
Zvi Linkovsy (2)	61	Director
Tamar Kfir (2)	45	Director
Hanan Waksman (5)	37	Chief Executive Officer and Director
Moshe Mizrahi	59	Director
Uri Ben-Or (6)	41	Chief Financial Officer
_______________

(1)	Directors were elected at the annual general meeting on December 10, 2008.
(2)	Member of the Audit Committee.
(3)	Audit Committee financial expert.
(4)	Independent Directors.
(5)	Directors were nominated on June 9, 2011.
(6)	On September 20, 2010, Mr. Uri Ben-Or began to serve as the Finance Officer of both TopSpin and TopSpin Israel.

Ascher Shmulewitz is the Company’s controlling shareholder and owns 63.98% of the outstanding voting securities of the Company. Since 2002, Mr. Shmulewitz has led and managed Medgenesis Partners Ltd., an Israeli company that invests in, develops and commercializes innovative products, technologies and devices in various medical and wellness fields, aimed at improving the health and well-being of consumers and patients, and assisting medical practitioners. Dr. Shmulewitz holds a PhD in Engineering from Tel Aviv University and an MD from the Israel Institute of Technology (Technion).

Hanan Waksman has served as a director of the Company since June 9, 2010. Mr Waksman has previously served as the vice president for business and property development at Capital International and as vice president for business development at Sage Capital Growth. Mr Waksman also served as an external director at Rabintex Industries Ltd, an Israeli defense contractor which is publicly listed on the Tel-Aviv Stock Exchange. Mr Waksman holds a B.B.A, specializing in Finance from Baruch College in New York. Mr Waksman brings substantial experience in business and property development will assist the Board in evaluating future acquisition opportunities.

Ran Ben-Or has served as a director of the Company since March 25, 2008. From 1994 to 2004, Mr. Ben-Or was a partner in Prof. Itzhak Swary & Co. Since 2004, he has served as the Chief Executive Officer and Founder of Bagira Investments Ltd. and also as its Chief Executive Officer. Since 2005 he has served as a Managing Partner of the Tene Private Equity Funds. Mr. Ben-Or also serves as a director of Hanita Coating RCA, Cidav Printed Circles Ltd., Omen Die Casting RCA, Teldor Cables & Systems Ltd., Blue I Technologies Ltd., Gazit Industries RCA and Macabident Ltd. Mr. Ben-Or received a B.Sc. in Computer Science and Accounting and an M.B.A. from the Hebrew University of Jerusalem. Mr. Ben-Or is also a licensed Israeli C.P.A. Mr. Ben-Or’s accounting and investment experience will assist the Board in identifying, valuing and accounting for any future acquisition.

Zvi Linkovsky has served as a director of the Company since December 17, 2009. Since 2000, Mr. Linkovsky has been the CEO of Tapuz and main representative and advisor to Kuohwa in Israel. Since 2001, Mr. Linkovsky has also served as a Director of Rabintex Industries Ltd, and since 2002, he also served as the director of Mandarin, Israel. Mr. Linkovsky holds a B.Sc. in Textile Technologies from Shenkar College. Mr. Linkovski brings to the Board substantial experience with multinational corporations and will be able to guide the Company in developing future operations both inside and beyond Israel.

Tamar Kfir has served as the CEO of the BP&C Consulting Group and as a venture partner in the Infinity IP Bank, and also as a VP of Licensing, Healthcare in Yissum Research Development Company of the Hebrew University of Jerusalem. Mrs. Kfir serves as a director on the Board of Directors of the Maayan Ventures Ltd., BioLite Ltd., Capital Point Ltd. and Surgix Ltd. Mrs. Kfir received MBA degree and a BA degree in Economics and Management from Bar Ilan University.

Moshe Mizrahi is serving as the CEO and strategic consultant of M.N. Business Strategy Ltd.,  and as a member of the Board of Directors of N.A.M.N. Valuations and Business Betterment Ltd., Shachar-On Management Services Ltd., Technomachen P.D.M. Ltd., M.S. Maof Investments Ltd., New Bakers Family (2009) Ltd., Mizrahi and Sons Cigarettes Ltd., The Municipal Corporation for Youth Culture, Sport (Five) Ltd., Invasics Ltd.,  Blue Sky events Ltd., and Farmer Center Pri Artzenu (S.M.R.) Ltd.
Mr. Mizrahi received a BSC degree in Engineering and MBA degree from New York University.

Uri Ben-Or has served as the CFO of the Company since September 20, 2010. Mr. Ben-Or has served as the chief executive officer of CFO Direct Ltd. since January 2007; through CFO Direct, he has provided chief financial officer services to a number of biotechnology companies based in Israel and traded on the Tel-Aviv Stock Exchange. Prior to founding CFO Direct, Mr. Ben-Or served as the Vice President, Finance of Glycominds Ltd., a leading biotechnology company from 2001 until 2011. Mr. Ben-Or holds a BA (Business) from the College of Administration and an MBA from the Bar Ilan University, both in Israel; he is a Certified Public Accountant.

Director Independence

The Company evaluates the independence of its directors in accordance with the Israeli companies Law.  The Israeli Companies Law’s test of independence is similar to the independence tests provided by the rules of the Nasdaq and New York Stock Exchange and requires, generally, that a director is not independent if she, or a relative, partner, employer or business entity over which she exercises control, has a material relationship (including an employment, business or control relationship) with the company, or if her service on the board of directors gives rise to a conflict of interest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid during the 2011 fiscal year to Mr. Waksman, who served as our Chief Executive Officer since October 2011 (our “Named Executive Officer”). We did not have any other executive officers who received compensation in excess of $100,000 during the fiscal year ended December 31, 2011.

Name of Named				Option	All Other
Executive Officer and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	(NIS)	(NIS)	(NIS)	(NIS)	(NIS)
Hanan Waksman	2011	30,000	-	-	-	30,000
	2010	-	-	-	-	-
Eitan Shtarkman (1)	2011	62,000	-	-	-	62,000
	2010	-	-	-	-	-
Uri Ben-Or	2011	235,875	-	45,125	-	281,000
	2010	-	-	-	-	-

(1) Resigned from the Company on July 7, 2011.

The following table sets forth the aggregate cash compensation paid during the fiscal years ended December 31, 2011 and 2010 to Ms. Mazal Dahan, who has served as the Chief Executive of Officer since 2009.  Metamorefix did not have any other executive officer who received compensation in excess of $100,000 during the fiscal year ended December 31, 2011.

Name of Named				Option	All Other
Executive Officer &		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	(NIS)	(NIS)	(NIS)(1)	(NIS)	(NIS)
Mazal Dahan -CEO	2011	464,577	-	72,373	-	536,950
	2010	533,438	-	178,320	-	711,758

(1) Represents options to purchase ordinary shares of Metamorefix.

Employment Agreements

Hanan Waksman

On October 6, 2011 the Board of Directors of the Company approved a consulting arrangement with Mr. Waksman, pursuant to which Mr. Waksman shall serve as a member of the Board of Directors of the Company for a monthly consideration equal to NIS 20,000 and the Chief Executive Officer of the Company, for an additional monthly consideration equal to NIS 20,000 (NIS 40,000 total).

The Company expects to reduce this arrangement to a written agreement during 2012.

Arrangement with CFO Direct

CFO Direct, and its chief executive officer, Uri Ben-Or, provide chief financial officer services to the Company pursuant to an agreement that provides for payment of monthly fees in the amount of 20,500 NIS (approximately $5,695) to CFO Direct.  In addition, in connection with the Metamorefix transaction, the Company has agreed to pay CFO Direct 80,000 NIS (approximately $22,220), approximately half of which will be paid by issuance of options to purchase Common Stock.

Outstanding Equity Awards at Fiscal-Year End Table

There were no unexercised options, unvested shares of common stock or any awards under an equity incentive plan as of December 31, 2011 outstanding with respect to our Named Executive Officer.

Compensation of Directors

The following table sets forth information regarding the compensation paid to each individual who served as our director during the 2011 fiscal year:

Name	Fees Earned of Paid in Cash (NIS)	Total
Ran Ben-Or	74,787	74,787
Eran Feldhay	50,135	50,135
Moshe Mizrahi (1)	-	-
Hanan Waksman	50,000	50,000
Tamar Kfir (2)	-	-
Zvi Linkovsy	-	-
Orly Ben-Ami (3)	-	-

(1) Appointed to our Board of Directors on June 2, 2011.
(2) Appointed to our Board of Directors on October 9, 2011.
(3) Resigned from our Board of Directors on October 23, 2011.

The compensation of external directors in public companies is determined in accordance with the provisions of Companies Regulations (Rules regarding Compensation and Expense Reimbursement of External Directors) 2000, in which certain categories are set in connection with the capital of the company and certain compensation is set for each category.

Dr. Feldhay and Mr. Ben-Or, each an “external director”, received compensation for their services according to the Israeli regulations concerning payment to external directors. Pursuant to our board’s decision, no other directors currently receive any compensation.

Related Party Transactions

The Company has been a party to the following related party transactions since January 1, 2008:

•
On December 29, 2011, the Company entered into convertible loan agreement with third parties and shareholders of Metamorefix, including Mr. Moshe Mizrahi (one of the Company’s directors) and Mr. Amir Valdman, an interested shareholder, pursuant to which such third parties agreed to grant the Company convertible loans in the aggregate principal amount of NIS 2.68 million (approximately $722,000). Of these convertible loans, loans in the principal amount of NIS 1.45 million (approximately $398,000) were converted into 1,499,036 ordinary shares of the Company upon the consummation of the Medgenesis Transaction, as described in greater detail above under the heading “Recent Transactions.”

•
On June 15, 2011, the Company entered into an agreement with Israel Healthcare Ventures 2 LP Incorporated (“IHCV”) which is described in greater detail above under the heading “Recent Transactions.” Pursuant to this agreement, IHCV, which is now a significant shareholder of the Company, transferred all of its equity interests in Metamorefix to the Subsidiary;

•
On February 15, 2011, the Company issued 10,122,463 ordinary shares to Medgenesis (which is controlled by the Company’s largest stockholder, Mr. Ascher Shmulewitz) as repayment of a debt of in the amount of $484,000, as a part of the chapter 11 settlement;

•
On September 26, 2010, the Company entered into a loan agreement with Medgenesis pursuant to which Medgenesis agreed to loan the Company up to $200,000, as described in greater detail above under the heading “Recent Transactions.” As of December 31, 2010, approximately $289,916 was outstanding under the loan agreement;

•
On June 15, 2010, the Company entered into an agreement to receive office services from a company affiliated with Mr. Zvi Linkovsky, one of the Company’s directors, at a monthly rate of NIS 2,000.  As of February 2012, the Company had paid a total of NIS 20,000 pursuant to this agreement (approximately $5,234);

•
On April 29, 2010, the Company entered into a loan agreement with Medgenesis pursuant to which Medgenesis loaned the Company a total of $353,804, as described in greater detail above under the heading “Recent Transactions;”

•
On January 27, 2010, the Company entered into an investment agreement with Medgenesis.  Pursuant to the investment agreement, which is described in greater detail below, under the heading “Unregistered Sales of Equity Securities – Investment Agreement with Medgenesis”, the Company issued to Medgenesis 423,346 ordinary shares and warrants to purchase an aggregate of 362,000 ordinary shares for aggregate consideration of $211,673 and the cancellation of other outstanding warrants;

•
On February 2, 2009, the Company sold 120,000,000 ordinary shares and 58,064,516 warrants to purchase ordinary shares to Mr. Ascher Shmulewitz, the Company’s controlling stockholder, in a private placement.  Mr. Shmulewitz paid the Company a total of NIS 900,000 (approximately $235,540) for such securities.  When issued, each warrant was exercisable into 1 ordinary share for the exercise price of NIS 0.01 per share. The warrants expire on February 2, 2013. According to the binomial model, and assuming 92.96% volatility and a 3.39% risk-free interest rate, the fair value of the warrants is approximately NIS 401,000 (approximately $104,946);

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth information regarding the shares of our common stock beneficially owned (including options exercisable within 60 days) as of January 1, 2012 by: (i) each of our Named Executive Officers and our directors, (ii) all directors and executive officers as a group and (iii) by each person known by us to beneficially own five percent (5%) or more of the outstanding shares of our common stock. Unless otherwise indicated, the address of each of the persons listed in this table is the address of the Company.

	Total Shares Beneficially Owned	Percent of Class Owned
Beneficial Owners of Five Percent or More
Ascher Shmulewitz 27 Lehi St., Bnei Brak, Israel (1)	9,888,193	44.00%
Moshe Mizrahi 2 Yatiztz, Tel Aviv Israel	3,395,516	15.11%
Israel Healthcare Ventures 2 LP Incorporated 32 Habarzel, Tel Aviv, Israel (2)	2,216,142	9.86%
Mr. Amir Valdman 113 Hatzeelon, Yarkona, Israel	2,134,584	9.50%
Mr. Eitan Nahum	1,693,774	7.54%
Directors and Executive Officers
Ran Ben-Or	0	*
Eran Feldhay	0	*
Hanan Waksman	0	*
Zvi Linkovsky	0	*
Tamar Kfir	0	*
Uri Ben-Or	0	*
Mazal Dahan (3)	139,895	0.62%
All directors and executive officers as a group (8 persons)	19,468,104	86.63%

(1) Includes shares owned by Mr. Shmulewitz directly as well as shares beneficially owned by him as the result of his control of Medgenesis Partners, Ltd.

(2) Israel Healthcare Ventures 2 LP Incorporated is a venture capital fund. Its managing directors are Dr. Hadar Ron, Mr. Avner Lushi and Mr. Eran Perry.

(3) Chief executive officer of Metamorefix.

Investments in Metamorefix’s capital and transactions in its shares

The following are details of the investments in Metamorefix’s capital and other material transactions that were made by interested parties in Metamorefix and its shares, from 2009 through the date hereof:

•
On August 2, 2009, Metamorefix executed a 1:100 share split, such that each ordinary share of Metamorefix with a nominal value of NIS 1 prior to the share split was equal to 100 ordinary shares with a nominal value of NIS 0.01 each post share split.

•
During 2009, Metamorefix issued to an employee and adviser, 39,000 options to purchase ordinary shares of Metamorefix. As of the Report Date, only 15,000 options of the aforesaid number are still exercisable. Please see below for additional information regarding the exercisable options.

•
In March 2010, a financing round was consummated in Metamorefix, pursuant to which $500,000 was invested in Metamorefix at a pre-money valuation of $7,000,000. Almost all of the existing shareholders of Metamorefix at that time participated in this financing round, in addition to two new investors, all of whom received as consideration for their investment, 500,000 Protected Shares of Metamorefix and were issued 500,000 options to purchase additional Protected Shares at an exercise price of $1 per Protected Share (the “2010 Options”), pro rata according to their respective investment in the financing round the number of shares received accordingly.

The Protected Shares that were issued as part of the abovementioned financing round are identical to the Metamorefix’s ordinary shares, save for the following additional rights afforded to them under Metamorefix’s Articles of Association (the “Protected Shares” and the “Articles”, respectively): In the event of liquidation of Metamorefix, whether voluntarily or otherwise, or in the event of an M&A event,  the Assets that will be available for distribution to the shareholders of Metamorefix from any of the aforesaid events (for the purpose of this paragraph only, the “Assets”) shall be distributed in the following manner: (a) if the distribution of the Assets proportionately between all of the shareholders of Metamorefix (ordinary shareholders together with holders of the Protected Shares) does not allow the holders of the Protected Shares to receive for each Protected Share that they own the protected price per share, which is $1 for each protected share, subject to adjustments that were determined in the Articles (‘the “Protected Price per Share”), then the holders of the Protected Shares shall receive preference in the distribution of the Assets as aforesaid over the holders of Ordinary Shares, in such a way that first the holders of the Protected Shares shall receive the Protected Price per Share for each Protected Share held by them and the balance, insofar as any remains, will be distributed only between the holders of Ordinary Shares; (b) If a proportionate distribution of the Assets between all of Metamorefix’s shareholders (ordinary shares together with Protected Shares) will allow the holders of the Protected Shares to receive for each protected share that they own at least the Protected Price per Share, then there shall be no preference of the Protected Shares and the Assets will be distributed proportionately between all of the shareholders of Metamorefix (ordinary shares together with Protected Shares); (c) the preference stated in subparagraph (a) with regard to the Protected Shares can be transferred only to the authorized transferees of the initial shareholders of the Protected Shares.

Each of the 2010 Options can be exercised until the earlier of (i) the lapse of 24 months from the date of grant of the 2010 Options (i.e., until March 4, 2012) or (ii) the date when Metamorefix consummates a financing round.

On October 4, 2010, 425,000 of the 2010 Options were exercised in exchange for $425,000.

During 2010, Metamorefix granted an employee as well as advisors and service providers of Metamorefix a total of 120,000 options to purchase ordinary shares of Metamorefix. On June 15, 2011 and November 17, 2011, the Group entered into agreements with IHCV and with Metamorefix as detailed above. As a result of such transactions, the Company holds all the issued and outstanding share capital of Metamorefix.

DESCRIPTION OF SECURITIES

The following information describes our common stock and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC.  Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. Our amended and restated certificate of incorporation does not currently authorize the issuance of preferred stock.

As of the date of this report, there were 22,355,930 shares of common stock outstanding and held of record by 49 stockholders. These shares include common stock issued prior to and as a part of our 2005 initial public offering in Israel, common stock issued as part of an ongoing primary offering which began on June 6, 2007, common stock issued from the conversion of our previously-issued preferred stock in 2005 and common stock issued from the exercise of options and warrants and the consummation of the Metamorefix's Transaction as detailed above. All shares are listed on the Tel Aviv Stock Exchange under the symbol “TOPMD.”

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. The remaining directors may fill a vacancy on the Board of Directors, if the vacancy occurred by reason of death, resignation or the creation of a new directorship. At least two directors must at all times have been elected by our stockholders according to such situations where either (1) the majority of the votes at the stockholder meeting includes at least one third of all of the votes by stockholders who are not controlling stockholders or their representatives, not counting abstentions or (2) the total number of opposing votes by the non-controlling stockholders does not exceed 1% of all the voting rights.

Dividends may be declared by our Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of capital stock. The directors may set apart a reserve available for dividends for any proper purpose. We have not distributed a dividend since the time of our incorporation and we have not established a policy of dividend distribution. On August 25, 2005, we undertook not to distribute any dividend or other payment to the stockholders pending the deposition of our securities in the Depository Trust Company or another arrangement approved by the TASE. Our Board of Directors made this undertaking at the request of the TASE because the TASE does not currently have any procedures in place regarding U.S. companies distributing dividend payments. We agreed not to distribute dividends until the time that the TASE created such procedures. Thus, there is no present intent to distribute dividends but we may consider such a distribution in the future.

OTHER INFORMATION

Market Price of Equity Securities

Our shares of common stock are listed for trading on the TASE. On February 28, 2008, 22,522 of our outstanding Series 1 Warrants were converted into shares of our common stock and all warrants that remained unexercised as of the close of business of such date expired and were delisted from TASE. The information below refers to shares of our common stock that are currently traded on TASE under the symbols “TOPMD”. Public trading of our common stock commenced on September 6, 2005.

On February 11, 2011, the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Restated Charter”). Pursuant to the Restated Charter, the Company effected a reverse split of its common stock (“Split”), such that every 500 shares of the common stock existing prior to the Split were automatically combined into 1 share of the Company’s common stock. Pursuant to the Restated Charter, the authorized capital stock of the Company was reduced to 50,000,000 shares of common stock.

The following tables set forth, for the periods indicated, the range of high and low per share sale prices for our common stock as reported on TASE.

2009
	High	Low
First Quarter	NIS 0.014	NIS 0.01
Second Quarter	NIS 0.053	NIS 0.01
Third Quarter	NIS 0.034	NIS 0.025
Fourth Quarter	NIS 0.03	NIS 0.018

2010
	High	Low
First Quarter	NIS 0.022	NIS 0.014
Second Quarter	NIS 0.022	NIS 0.013
Third Quarter	NIS 0.015	NIS 0.01
Fourth Quarter	NIS 0.018	NIS 0.01

2011
	High	Low
First Quarter	NIS 5.06	NIS 0.01
Second Quarter	NIS 5.00	NIS 2.81
Third Quarter	NIS 3.99	NIS 2.40
Fourth Quarter	NIS 3.80	NIS 1.60

Unregistered Sales of Equity Securities

Investment Agreement with Medgenesis

On January 27, 2010, the Company entered into an investment agreement with Medgenesis. Under the terms of this agreement, the Company agreed to issue to Medgenesis (i) 423,346 shares of common stock of the Company and warrants to purchase an aggregate of 362,000 shares of common stock of the Company, all in exchange for payment by Medgenesis of $211,673 and the cancellation of a certain warrant issued by the Company to Mr. Shmulewitz (the controlling stockholder of Medgenesis) and dated February 2, 2009.

Subsequently, in 2010, the Company filed a petition seeking relief under Chapter 11 of Title 11 of the United States Code, pursuant to which the Company applied to the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to authorize the approval of transactions and all other actions required according to a plan to be prepared by the Company and approved by Medgenesis in writing prior to any filing (the “Plan”).

On December 13, 2010 the Plan was approved by the general meeting of the equity interest holders of the Company, and on December 21, 2010, the Plan was approved by the Bankruptcy Court. In accordance with the provisions of the Plan, the consolidation of the capital of the Company was approved such that every 500 shares of the Company’s outstanding capital stock, par value $0.001 per share, were consolidated into 1 share, par value $ 0.001 per share, and each warrant exercisable to purchase 1 share, par value $0.001 per share, became exercisable to purchase 0.0002 shares, par value $0.001 per share, with the exercise price remaining the same. The Amended and Restated Certificate of Incorporation of the Company was amended, effective February 13, 2011, to increase the authorized share capital of the Company to a total of 50,000,000 shares, par value $0.001 per share.

On February 15, 2011, the Company issued 10,122,463 ordinary shares to Medgenesis as repayment of a debt of in the amount of $484,000, as a part of the chapter 11 settlement.

On December 29, 2011, the Company entered into convertible loan agreement with third parties and shareholders of Metamorefix, including Mr. Moshe Mizrahi (one of the Company’s directors) and Mr. Amir Valdman, an interested shareholder, pursuant to which such third parties agreed to grant the Company convertible loans in the aggregate principal amount of NIS 2.68 million (approximately $722,000). Of these convertible loans, loans in the principal amount of NIS 1.45 million (approximately $398,000) were converted into 1,499,036 ordinary shares of the Company upon the consummation of the Medgenesis Transaction, as described in greater detail above under the heading “Recent Transactions.”

The sales of securities described above were exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder or pursuant to an exemption under Section 4(2) of the Securities Act.

Legal Proceedings

Neither the Group nor Metamorefix are currently party to any litigation, and are not aware of any threatened litigation that would have a material adverse effect on the business of any of the companies.

Indemnification of Directors and Officers

In January 2004 and August 2005, we undertook to indemnify our officers and directors to the fullest extent permitted by Delaware law for any liabilities that they may incur for any action taken as an officer or director or in any other joint venture, partnership or enterprise. The indemnification includes any monetary liability imposed on the officer or director because of a verdict, fine, penalty, settlement agreement or any other reasonable amount expense accrued by the office or director in connection with any threat, activity, pending procedure, claim or civil, criminal or administrative proceeding or investigation, including any activity by or on behalf of us in which the officer or director is an interested party or is liable to an interested party, or where the officer or director has been threatened that he will become an interested party due to his being an officer of director. We will compensate an officer or director in advance for any reasonable amount that he has paid for any claim against him (including litigation costs and the costs of preparing an adequate defense) after the director or officer agrees that he will bear the detailed costs himself if it is found that the officer or director is not entitled to receive compensation under the agreement or our Certificate of Incorporation. The conclusion of any proceeding with a judgment, order, settlement agreement, indictment or similar conclusion against a director or officer will not give rise to the assumption that the officer or director acted in a manner other than in our best interests or, in respect to a criminal charge, had no reasonable grounds for assuming that his actions were illegal.

In a number of circumstances, an officer or director will not be entitled to indemnification or advance reimbursement for expenditures if: (1) a competent court of law has made a final verdict or order that a claim or claims against an officer or director arose out of deception or bad faith or that the officer or director was misled or, that the indemnification is not permitted under prevailing law; (2) the verdict or order by the court stemmed from a claim regarding infringement of the Exchange Act, or other federal or state laws; (3) an act or omission occurred for which the officer or director is not entitled to receive compensation under Delaware law; (4) the proceedings or claims were initiated by the officer or director that were not in self-defense other than proceedings brought to pay compensation or where our Board of Directors has approved of the proceedings and the decision to file them; (5) expenditures or obligations of any kind were paid directly to the officer or director by the insurance company under the directors and officers liability policy; or (6) the claim relates to abuse of information that is not available to the public by the officer or director in all matters pertaining to the purchase and/or sale of our Common Stock. We will not be obligated to compensate an officer or director for every amount paid in the framework of a settlement agreement that was drawn up by the officer or director without our written consent. We will not sign any settlement agreement that would affect any proceedings against an officer or director without his written consent.

During the fiscal year ended December 31, 2011, we maintained directors’ and officers’ liability insurance for the purpose of paying these types of claims in an amount of up to $3,000,000 per event for a year. We may decide to cancel our indemnification agreements with our officers and directors, but we will still be obligated to compensate an officer or director for any claims resulting from actions prior to the cancellation of the indemnification agreement. Currently, we have indemnification agreements with all present or past officers and directors of both us and our subsidiaries.

Item 5.01 Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.06 Change in Shell Company Status

As disclosed in Item 2.01 above, the Company acquired, through the Subsidiary, 100% of the share capital of Metamorefix.  The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.06.

Item 9.01 Financial Statements and Exhibits

(a) As a result of its acquisition of Metamorefix as described in Item 2.01, the registrant is filing herewith Metamorefix’s audited balance sheets as of September 30, 2011, December 31, 2010 and December 31, 2009, and related statements of operations, changes in shareholders' equity (deficiency) and cash flows as Exhibit 99.1 to this current report.

(b) Unaudited, pro forma combined financial information for the Company (reflecting the effect of the Metamorefix acquisition) for the periods ended December 31, 2010 and September 30, 2011 are attached as Exhibit 99.2 to this current report.

(d) Exhibits.

Exhibit No.		Description of Document
3.1
Amended and Restated Certificate of Incorporation of TopSpin Medical, Inc., effective February 11, 2011. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 25, 2011).

3.2		Amended and Restated Bylaws of TopSpin Medical, Inc., adopted June 16, 2010. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 22, 2010).
10.1	#	TopSpin Medical, Inc. 2001 Israeli Stock Option Plan (Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File No. 333-142242) filed on April 20, 2007).
10.2	#	TopSpin Medical, Inc. 2003 Stock Option Plan, as amended on February 26, 2009 (Incorporated by reference to our quarterly report on Form 10-Q filed May 15, 2009).
10.3	#	Form of Option Agreement (Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File No. 333-142242) filed on April 20, 2007).
10.4		Investment Agreement with Ascher Shmulewitz dated as of February 2, 2009 (Incorporated by reference to the Company’s quarterly report on Form 10-Q filed on May 15, 2009).
10.5	#	Form of Director Indemnification Director by and between TopSpin Medical, Inc. and each of its Directors (Incorporated by reference to the Company’s quarterly report on Form 10-Q filed May 15, 2009).
10.6
Investment Agreement by and among TopSpin Medical, Inc. and Medgenesis Partners Ltd., dated January 27, 2010 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2010).

10.7	#
Consulting Agreement by and among TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd., and Nichsey F.N. Fatal Ltd., dated January 28, 2010 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2010).

10.8		Loan Agreement by and among TopSpin Medical, Inc. and Medgenesis Partners Ltd., effective April 30, 2010 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 6, 2010).
10.9
Share Assignment Agreement, dated June 15, 2011, by and among Israel Healthcare Ventures 2 LP Incorporated, TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.10	**	Agreement, dated November 17, 2011, by and among TopSpin Medical, Inc. and Metamorefix Ltd.
10.11	*†	Supply Agreement, dated September 10, 2009, by and among Metamorefix Ltd., Baxter Healthcare Corporation and Teva Medical (Marketing) Ltd.
10.12	*†	Letter Agreement, dated November 1, 2010, by and among Metamorefix Ltd. and Bio-Technology General (Israel) Ltd.
10.13	*^	Summary of Lease Agreement, dated May 26, 2011, by and among Metamorefix Ltd. and Tiv Hakeramika Ltd.
10.14	#
Employment Agreement, dated September 26, 2010, by and among TopSpin Medical, Inc. and Uri Ben-Or (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).

10.15	*	Loan Agreement, dated September 26, 2010, by and among TopSpin Medical, Inc. and Medgenesis Partners Ltd.
10.16
Share Transfer Agreement, dated as of June 15, 2011, by and among Israel Healthcare Ventures 2 LP Incorporated and Medgenesis Partners Ltd. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.17
Amendment of the Share Transfer Agreement, dated as of July 11, 2011, by and among Israel Healthcare Ventures 2 LP Incorporated and Medgenesis Partners Ltd. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.18	*	Form of Convertible Loan Agreement by and among TopSpin Medical, Inc. and certain investors.
23.1	*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm.
99.1	*
Audited financial statements of Metamorefix Ltd. for the fiscal years ended December 31, 2010 and 2009 and unaudited financial statements of Metamorefix Ltd. for the nine months ended September 30, 2011.

99.2	*	Unaudited pro forma financial statements for the year ended December 31, 2010 and the nine months ended September 30, 2011.

#	Management contracts and compensatory plans and arrangements.
*	Filed herewith.
**	Previosuly filed.
†	Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
^	English summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: February 23, 2012	By:	/s/ Hanan Waksman
Hanan Waksman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description of Document
10.11	*†	Supply Agreement, dated September 10, 2009, by and among Metamorefix Ltd., Baxter Healthcare Corporation and Teva Medical (Marketing) Ltd.
10.12	*†	Letter Agreement, dated November 1, 2010, by and among Metamorefix Ltd. and Bio-Technology General (Israel) Ltd.
10.13	*^	Summary of Lease Agreement, dated May 26, 2011, by and among Metamorefix Ltd. and Tiv Hakeramika Ltd.
10.15		Loan Agreement, dated September 26, 2010, by and among TopSpin Medical, Inc. and Medgenesis Partners Ltd.
10.18		Form of Convertible Loan Agreement by and among TopSpin Medical, Inc. and certain investors.
23.1		Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm.
99.1
Audited financial statements of Metamorefix Ltd. for the fiscal years ended December 31, 2010 and 2009 and unaudited financial statements of Metamorefix Ltd. for the nine months ended September 30, 2011.

99.2		Unaudited pro forma financial statements for the year ended December 31, 2010 and the nine months ended September 30, 2011.

†	Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
^	English summary.